EXHIBIT 10.12

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                          DIXIE BEARINGS, INCORPORATED

                                       AND

                         AVIATION SALES BEARINGS COMPANY

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                                      INDEX
ARTICLE I  CERTAIN DEFINITIONS..........................................................  1

ARTICLE II  SALE OF ASSETS: CLOSING; ADJUSTMENT.........................................  8
         Section 2.1.         Assets to Be Acquired.....................................  8
         Section 2.2.         Excluded Assets...........................................  9
         Section 2.3.         Assumption of Liabilities................................. 11
         Section 2.4.         Retained Liabilities...................................... 12
         Section 2.5.         Consideration; Closing Deliveries; Possession............. 13
         Section 2.6.         Time and Place of Closing................................. 15
         Section 2.7.         Closing Procedures........................................ 15
         Section 2.8.         Post-Closing Procedures................................... 16
         Section 2.9.         Final Purchase Price Adjustments.......................... 17
         Section 2.10.        Records................................................... 18
         Section 2.11.        Collection of Receivables................................. 19

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER................................... 20
         Section 3.1.         Incorporation; Authorization; etc......................... 20
         Section 3.2.         Financial Information..................................... 21
         Section 3.3.         Properties................................................ 21
         Section 3.4.         Absence of Certain Changes; Solvency...................... 22
         Section 3.5.         Litigation; Orders........................................ 22
         Section 3.6.         [intentionally left blank]................................ 22
         Section 3.7.         Licenses, Approvals, Other Authorizations, Consents,
                              Reports, etc.............................................. 22
         Section 3.8.         Labor Matters............................................. 23
         Section 3.9.         Compliance with Laws...................................... 23
         Section 3.10.        Insurance................................................. 23
         Section 3.11.        Contracts................................................. 23
         Section 3.12.        Environmental Matters..................................... 24
         Section 3.13.        No Agreements to Sell Assets.............................. 25
         Section 3.14.        Brokers, Finders, etc..................................... 25
         Section 3.15.        Maintenance of the Assets................................. 25
         Section 3.16.        Preservation of Business.................................. 26
         Section 3.17.        Maintenance of the Records................................ 26
         Section 3.18.        Schedules and Exhibits.................................... 26
         Section 3.20.        No Implied Representation................................. 26
         Section 3.21.        Construction of Certain Provisions........................ 27
         Section 3.22.        Due Diligence Exception................................... 27

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER..................................... 28
         Section 4.1.         Organization; Authorization; etc.......................... 28

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         Section 4.2.         Brokers, Finders, etc..................................... 28
         Section 4.3.         Licenses, Approvals, Other Authorizations, Consents,
                              Reports, etc.............................................. 28
         Section 4.4.         Schedules and Exhibits.................................... 28
         Section 4.5          Litigation; Orders........................................ 29
         Section 4.6          Solvency.................................................. 29

ARTICLE V  COVENANTS OF SELLER AND BUYER................................................ 30
         Section 5.1.         Efforts; Obtaining Consents; Antitrust Laws............... 30
         Section 5.2.         Further Assurances........................................ 31
         Section 5.3.         Public Announcements...................................... 32
         Section 5.4.         Accounts and Notes Payable Notices........................ 32
         Section 5.5.         Post-Closing Confidentiality.............................. 32
         Section 5.6          Interim Services.......................................... 33
         Section 5.7          Cooperative Purchasing.................................... 33

ARTICLE VI  EMPLOYEE BENEFITS........................................................... 34
         Section 6.1.         Employee Benefit Plans.................................... 34
         Section 6.2.         Termination of Participation.............................. 34
         Section 6.3.         401(k) Plan Transfer...................................... 34
         Section 6.4.         Employees................................................. 35

ARTICLE VII  TAX AND ACCOUNTING MATTERS................................................. 37
         Section 7.1.         Tax Returns............................................... 37
         Section 7.2.         Sales, Transfer and Similar Taxes......................... 37
         Section 7.3.         Cooperation and Exchange of Information................... 37
         Section 7.4.         Prorations................................................ 39

ARTICLE VIII  CONDITIONS OF BUYER'S OBLIGATION TO CLOSE................................. 40
         Section 8.1.         Representations, Warranties and Covenants of Seller....... 40
         Section 8.2.         Filings; Consents; Waiting Periods........................ 40
         Section 8.3.         No Injunction............................................. 40
         Section 8.4.         Delivery of Records....................................... 40
         Section 8.5.         Releases of Liens......................................... 40
         Section 8.6.         Performance of Seller's Obligations....................... 40
         Section 8.7.         No Material Adverse Change................................ 41

ARTICLE IX  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE.................................. 42
         Section 9.1.         Representations, Warranties and Covenants of Buyer........ 42
         Section 9.2.         No Injunction............................................. 42
         Section 9.3.         Performance of Buyer's Obligations........................ 42

ARTICLE X  SURVIVAL; INDEMNIFICATION.................................................... 43
         Section 10.1.        Survival.................................................. 43

                                     - ii -

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         Section 10.2.        General Indemnification by Buyer or Seller................ 44
         Section 10.3.        Environmental Indemnification by Seller................... 44
         Section 10.4.        Third Party Claims........................................ 48
         Section 10.5.        Bulk Sales Waiver; Indemnification........................ 48

ARTICLE XI  MISCELLANEOUS............................................................... 49
         Section 11.1.        Corporate Name............................................ 49
         Section 11.2.        Non-Assignable Undertakings and Rights.................... 49
         Section 11.3.        Counterparts.............................................. 49
         Section 11.4.        Governing Law............................................. 49
         Section 11.5.        Entire Agreement.......................................... 49
         Section 11.6.        Expenses.................................................. 50
         Section 11.7.        Notices................................................... 50
         Section 11.8.        Successors and Assigns.................................... 51
         Section 11.9.        Headings; Definitions..................................... 51
         Section 11.10.       Amendments and Waivers.................................... 51
         Section 11.11.       Interpretation; Absence of Presumption.................... 52
         Section 11.12.       Severability.............................................. 52
         Section 11.13.       Settlement of Disputes.................................... 52
         Section 11.14.       Waiver of Consumer Protection Laws........................ 55
         Section 11.15.       Survival.................................................. 55

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                                     - iii -
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                                    SCHEDULES

Schedule 1(a)                       Business Inventory

Schedule 1(c)                       Permitted Liens

Schedule 2.1(a)(i)                  Furniture, Fixture and Equipment

Schedule 2.1(a)(ii)                 Motor Vehicles

Schedule 2.1(b)                     Purchased Inventory

Schedule 2.1(c)                     Contracts, Agreements and Deposits

Schedule 2.1(j)                     Accounts Receivable and Notes Receivable

Schedule 2.1(j)-1                   Aging of Past Due Receivables

Schedule 2.1(k)                     Licenses and Permits

Schedule 2.1(l)                     Included Claims

Schedule 2.1(m)                     Included Names

Schedule 2.2(g)                     Excluded Computer Hardware and Software

Schedule 3.2                        Summary of Operations for Three Years

Schedule 3.3(a)                     Encumbrances on Properties

Schedule 3.3(d)                     Encumbrances on Accounts Receivable

Schedule 3.4(a)                     Adverse Changes

Schedule 3.5                        Litigation; Orders

Schedule 3.7 Seller's Licenses, Approvals, Other Authorizations, Consents, Reports, etc.--Operation of the Business

Schedule 3.8                        Workers' Compensation Claims

Schedule 3.9                        Non-Compliance with Laws

Schedule 3.10                       Insurance

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Schedule 3.11                       Contracts

Schedule 3.12(b)                    Environmental Matters

Schedule 3.12(b)(v)                 Environmental Permits

Schedule 3.13                       Agreements to Sell Assets

Schedule 4.3 Buyer's Licenses, Approvals, Other Authorizations, Consents, Reports, etc.

Schedule 6.1(a)                     Employee Benefit Plans

Schedule 6.1(c)                     Employee Benefit Plans

Schedule 6.4(a)                     Active Employees

Schedule 6.4(c)                     Non-solicitation Employees

Schedule 7.3(c)                     Tax Returns

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                                    EXHIBITS

Exhibit 2.5(b)(i)                   Form of Assignment and Assumption Agreement

Exhibit 2.5(b)(ii)                  Form of Guaranty

Exhibit 2.5(b)(iii)                 Form of License Agreement

Exhibit 2.5(b)(iv)                  Form of Dixie Facilities Lease Agreement

Exhibit 2.5(b)(v)                   Form of Dixie Consignment Agreement

Exhibit 2.5(b)(vi)-1 and -2         Forms of Supply Agreements

Exhibit 2.5(c)(i)                   Form of Bill of Sale

Exhibit 2.5(c)(ii)                  Form of Materials Certification

Exhibit 2.5(c)(iv)                  Form of Seller's Agreement Not to Compete

Exhibit 2.5(c)(v)                   Form of Memorandum of Option

Exhibit 2.5(c)(vi)                  Form of Landlord's Waiver

Exhibit 5.3                         Form of Press Release

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                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (and, collectively with all of the Schedules and Exhibits referenced herein and attached hereto, the "AGREEMENT"), dated as of August 9, 1996 (the "EFFECTIVE DATE"), is by and between DIXIE BEARINGS, INCORPORATED, a corporation organized under the laws of the State of Tennessee ("SELLER"), and AVIATION SALES BEARINGS COMPANY, a corporation organized under the laws of the State of Delaware ("BUYER").

         WHEREAS, Seller wishes to sell to Buyer the assets and businesses of the Business (as defined herein), and Buyer wishes to purchase such assets and to assume certain of the liabilities relating to the Business and such assets, but only to the extent specified herein and excluding, in all events, the Retained Liabilities (as defined herein), all upon the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following respective meanings:

         "ACTION" shall mean any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority or arbitral tribunal.

         "ACTIVE EMPLOYEES" shall have the meaning set forth in Section 6.4(a).

         "AFFILIATE" (and, with a correlative meaning, "AFFILIATED") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "AGREEMENT" shall have the meaning set forth in the preamble of this Agreement.

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         "ANTITRUST LAWS" shall mean and include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state, foreign and multinational (including European Community) statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

         "ASSET PURCHASE" shall mean the consummation of the transactions described in Sections 2.1 to 2.4.

         "ASSETS" shall have the meaning set forth in Section 2.1.

         "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.3.

         "BANK DEBT" shall mean any indebtedness of Seller related to the Business or any of the Assets.

         "BANK LIENS" shall mean any liens or other encumbrances granted by Seller to lenders affecting the Business or any of the Assets.

         "BUSINESS" shall mean the business of the Aircraft Distribution Center of Seller as it is being conducted by Seller on the Effective Date, consisting primarily of the sale of new bearings for use in aircraft (excluding main shaft bearings for aircraft engines).

         "BUSINESS CONDITION" shall have the meaning set forth in Section
3.1(a).

         "BUSINESS EMPLOYEE BENEFIT PLANS" shall have the meaning set forth in
Section 6.1(a).

         "BUSINESS EMPLOYEES" shall have the meaning set forth in Section
6.1(a).

         "BUSINESS INVENTORY" shall mean all of the inventory (whether existing or on order) of new bearings, components, and accessories that are used or held for use in the Business, as such inventory shall exist or be on order as of the Closing Date, which Business Inventory, as of July 19, 1996, is in the quantity described on SCHEDULE 1(a) attached hereto, calculated at Seller's Historical Acquisition Cost.

         "BUYER" shall have the meaning set forth in the preamble of this Agreement.

         "BUYER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 10.2(b).

         "BUYER'S 401(K) PLAN" shall have the meaning set forth in Section 6.3.

         "CERCLA" shall have the meaning set forth in Section 3.12(a)(i).

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         "CLAIMS" shall mean all rights, demands, claims, actions and causes of action (whether for personal injuries or property, consequential or other damages of any kind).

         "CLOSING" shall mean the consummation of the transactions made the subject of this Agreement.

         "CLOSING AUDIT PAYMENT DATE" shall have the meaning set forth in
Section 2.9(d).

         "CLOSING DATE" shall mean 11:59 p.m. Miami, Florida time, on the date of the Closing.

         "CLOSING DATE ASSETS STATEMENT" shall have the meaning set forth in
Section 2.8(a).

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "CONSIGNED INVENTORY" shall have the meaning set forth in Section
2.2(k).

         "CONTRACTS" shall have the meaning set forth in Section 2.1(c).

         "COVERED LIABILITIES" shall mean any and all debts, losses, liabilities, claims, damages, obligations (including those arising out of any Action, such as any settlement or compromise thereof or judgment or award therein), and any reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, experts' fees, consultants' fees and expenses incurred in defending any Action).

         "CURRENT RECEIVABLES" shall have the same meaning set forth in Section 2.7(c).

         "DIXIE CONSIGNMENT AGREEMENT" shall mean the Inventory Consignment Agreement relating to the Consigned Inventory to be entered into by Buyer and Seller at the Closing, the form of which is attached hereto as EXHIBIT 2.5(b)(v).

         "DIXIE FACILITIES" shall mean the real property, together with the improvements and fixtures located thereon or attached thereto, owned by Seller and located at 1044-1048 Lee's Mill Road, College Park, Clayton County, Georgia, and being more particularly described in the Dixie Facilities Lease.

         "DIXIE FACILITIES LEASE" shall mean the Lease Agreement (with Option to Purchase) to be entered into by Buyer and Seller at the Closing, whereby Seller will lease to Buyer a portion of the Dixie Facilities at 1048 Lee's Mill Road, College Park, Clayton County, Georgia, and Seller will grant to Buyer the option to purchase the Dixie Facilities, the form of which is attached hereto as
EXHIBIT 2.5(b)(iv).

         "EFFECTIVE DATE" shall have the meaning set forth in the preamble of this Agreement.

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         "EMPLOYMENT LAWS" shall have the meaning set forth in Section 6.4(d).

         "ENCUMBRANCES" shall mean mortgages, liens, encumbrances, security interests, covenants, conditions, restrictions, rights-of-way, easements and encroachments, whether recorded or unrecorded.

         "EPA" shall have the meaning set forth in Section 10.3(b)(ii)(A).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EXCESS RECEIVABLES COLLECTIONS" shall have the meaning set forth in
Section 2.11.

         "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.2.

         "EXCLUDED HARDWARE AND SOFTWARE" shall have the meaning set forth in
Section 2.2(g).

         "EXCLUDED NAMES" shall mean all logos, trade marks, service marks, and trade names utilized by Seller in connection with the Business or otherwise, except for the Included Names.

         "FAA" shall mean the United States Federal Aviation Administration.

         "FEDERAL AVIATION ACT" shall have the meaning set forth in Section 3.3(b).

         "FINAL CURRENT RECEIVABLES" shall have the meaning set forth in Section 2.9(b).

         "FINAL HISTORICAL ACQUISITION COST" shall have the meaning set forth in
Section 2.9(a).

         "FINAL INVENTORY ADJUSTMENT" shall have the meaning set forth in
Section 2.9(a).

         "FINAL INVENTORY DECREASE AMOUNT" shall have the meaning set forth in
Section 2.9(a).

         "FINAL INVENTORY INCREASE AMOUNT" shall have the meaning set forth in
Section 2.9(a).

         "FINAL PURCHASE PRICE ADJUSTMENT" shall have the meaning set forth in
Section 2.9(c).

         "FINAL RECEIVABLES ADJUSTMENT" shall have the meaning set forth in
Section 2.9(b).

         "FINAL RECEIVABLES DECREASE AMOUNT" shall have the meaning set forth in
Section 2.9(b).

         "FINAL RECEIVABLES INCREASE AMOUNT" shall have the meaning set forth in
Section 2.9(b).

         "401(K)" shall have the meaning set forth in Section 6.3.

         "GOVERNMENT AUTHORITY" shall mean any government or state (or any subunit thereof), whether domestic, foreign or multinational (including European Community), or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

         "HAZARDOUS MATERIALS" shall have the meaning set forth in Section 3.12(a)(ii).

         "HAZARDOUS MATERIALS CONTAMINATION" shall have the meaning set forth in
Section 3.12(a)(iii).

         "HAZARDOUS SUBSTANCES LAWS" shall have the meaning set forth in Section 3.12(a)(i).

         "HIRED EMPLOYEES" shall have the meaning set forth in Section 6.4(a).

         "HISTORICAL ACQUISITION COST" shall mean the actual cost incurred by Seller in acquiring the Business Inventory or the Purchased Inventory, as the case may be, without regard to LIFO or FIFO reserves or depreciation.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INCLUDED NAMES" shall have the meaning set forth in Section 2.1(n).

         "INITIAL CURRENT RECEIVABLES" shall have the meaning set forth in
Section 2.7(c).

         "INITIAL HISTORICAL ACQUISITION COST" shall have the meaning set forth in Section 2.7(b).

         "INITIAL INVENTORY ADJUSTMENT" shall have the meaning set forth in
Section 2.7(b).

         "INITIAL INVENTORY DECREASE AMOUNT" shall have the meaning set forth in
Section 2.7(b).

         "INITIAL PURCHASE PRICE" shall mean the aggregate sum of (i) $6,000,000, as decreased, if applicable, by the amount of the Initial Inventory Decrease Amount described in Section 2.7(b), plus (ii) $2,500,000, as increased or decreased, as the case may be, by the Initial Receivables Adjustment described in Section 2.7(c), plus (iii) $100,000, all subject to any additional adjustments specifically provided for in this Agreement.

         "INITIAL RECEIVABLES ADJUSTMENT" shall have the meaning set forth in
Section 2.7(c).

         "INITIAL RECEIVABLES DECREASE AMOUNT" shall have the meaning set forth in Section 2.7(c).

         "INITIAL RECEIVABLES INCREASE AMOUNT" shall have the meaning set forth in Section 2.7(c).

         "INTERIM SERVICES" shall have the meaning set forth in Section 5.6.

         "JAMS" shall have the meaning set forth in Section 11.13(b)(ii).

         "LICENSE AGREEMENT" shall mean the License Agreement to be entered between Seller and Buyer at Closing with respect to the use of the name "Dixie", the form of which is attached hereto as EXHIBIT 2.5(b)(iii).

         "LICENSES" shall have the meaning set forth in Section 3.7(a).

         "MISSING INVENTORY" shall have the meaning set forth in Section 2.7(e)(i).

         "PARENT ENTITY" shall have the meaning set forth in Section 2.2(a).

         "PERMITTED LIENS" shall mean (i) statutory liens for Taxes not yet due and payable, (ii) those Encumbrances disclosed in the Schedules, and (iii) those set forth on SCHEDULE 1(C) attached hereto.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

         "PHYSICAL INVENTORY" shall have the meaning set forth in Section 2.7(e)(i).

         "PRELIMINARY CLOSING DATE ASSETS STATEMENT" shall have the meaning set forth in Section 2.7(a).

         "PURCHASE PRICE" shall mean the aggregate sum of (i) $6,000,000, as initially decreased, if applicable, at the Closing in the manner specified in
Section 2.7(b), and as finally adjusted following the Closing in the manner described in Section 2.9(a), plus (ii) $2,500,000, as initially increased or decreased, as the case may be, at the Closing in the manner specified in Section 2.7(c), and as finally increased or decreased following the Closing in the manner described in Section 2.9(b), plus (iii) $100,000, all subject to any additional adjustments specifically provided for in this Agreement.

         "PURCHASED INVENTORY" shall have the meaning set forth in Section
2.1(b).

         "RCRA" shall have the meaning set forth in Section 3.12(a)(i).

         "RECEIVABLES" shall have the meaning set forth in Section 2.1(k).

         "RECORDS" shall have the meaning set forth in Section 2.10.

         "RETAINED LIABILITIES" shall have the meaning set forth in Section 2.4.

         "REVIEW" shall have the meaning set forth in Section 2.8(b).

         "SELLER" shall have the meaning set forth in the preamble of this Agreement.

         "SELLER INDEMNIFIED PARTIES" shall have the meaning set forth in
Section 10.2(a).

         "SELLER'S DEPOSITS" shall have the meaning set forth in Section 2.1(c).

         "SELLER'S AGREEMENT NOT TO COMPETE" shall mean the Agreement Not to Compete to be executed and delivered by Seller in favor of Buyer at the Closing, which is ancillary to this Agreement, the form of which is attached hereto as
EXHIBIT 2.5(c)(iv).

         "STAY PUT OBLIGATIONS" shall have the meaning set forth in Section 6.4(a).

         "SUPPLY AGREEMENTS" shall mean the Supply Agreements to be entered into by Seller and Buyer at the Closing, the forms of which are attached hereto as EXHIBITS 2.5(b)(vi)-1 AND 2.5(b)(vi)-2.

         "TAX AUDIT" shall have the meaning set forth in Section 7.3(d).

         "TAXES" shall mean (i) all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, excise, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, real property or other property taxes, together with any interest or penalties imposed with respect thereto, and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.

         "WARN ACT" shall have the meaning set forth in Section 6.4(d).

                                   ARTICLE II

                      SALE OF ASSETS: CLOSING; ADJUSTMENTS

         SECTION 2.1. ASSETS TO BE ACQUIRED. Subject to the satisfaction or waiver of the conditions set forth herein and to the other terms, conditions and provisions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire, accept and pay for, all of Seller's right, title and interest in all of the properties, assets and other rights (excluding the Excluded Assets) owned or leased by, or licensed to, Seller on the Closing Date and used exclusively in the Business, including without limitation, the following (collectively, the "ASSETS"):

           (a) (i) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, tools, packing and packaging materials and other tangible personal property of the type of personal property described on SCHEDULE 2.1(a)(i), which schedule reflects the personal property as of the date set forth in such schedule to the extent such personal property has an individual purchase price greater than or equal to $500, and (ii) all motor vehicles used in connection with the Business and described on SCHEDULE 2.1(a)(ii) attached hereto, which schedule reflects the motor vehicles as of the date set forth in such schedule;

           (b) a portion of the Business Inventory selected and designated by Buyer in accordance with Section 2.7(e)(i), as reflected on
SCHEDULE 2.1(b) attached hereto, consisting of $6,000,000 worth of the Business Inventory, with the amount calculated at Seller's Historical Acquisition Cost (the "PURCHASED INVENTORY"), together with all Records relating to such Purchased Inventory;

           (c) (i) to the extent assignable, all contracts, agreements, leases of personal property, franchises, authorizations granted by original licensed equipment manufacturers, cooperation agreements, volume discount agreements and other contracts, agreements or commitments to which Seller is a party, whether written or oral, which are in effect on the Closing Date (including all assignable warranties and indemnities of manufacturers related to the Purchased Inventory but only to the extent that any assignment thereof shall not affect any of Seller's rights as against any third party (including, without limitation, any manufacturers) with respect to any Retained Liabilities), except as otherwise expressly provided in Section 2.2 (collectively, the "CONTRACTS"), which Contracts, as of the date set forth on such schedule, include the contracts and agreements described on SCHEDULE 2.1(c) attached hereto, together with (ii) all deposits or advance payments made by Seller with third parties in connection with any Contract or made by third parties with Seller in connection with any Contract (collectively, the "SELLER'S DEPOSITS"), which Seller's Deposits, as of the date set forth on such schedule, consist of the deposits described on SCHEDULE 2.1(c) attached hereto;

           (d) all written technical information, data, specifications, research and development information, engineering drawings and operating and maintenance manuals;

           (e) to the extent assignable, all computer hardware and operating applications and programs, source codes, object codes, and computer data files, including systems documentation and instructions, including, without limitation, the computer hardware and operating applications and programs, source codes, access codes and computer data files comprising the "QUICK QUOTE SYSTEM", but excluding the Excluded Hardware and Software described in Section 2.2(g);

           (f) accounting books and records, cost information, sales and pricing data, customer lists, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

           (g) all lists of the Business' agents, representatives, suppliers and subcontractors, together with all contracts and agreements with the foregoing to which Seller is a party which are in effect on the Closing Date;

           (h)             [Intentionally Left Blank]

           (i) all intangible and other assets relating exclusively to the Business;

           (j) subject to the provisions of Section 2.11, all accounts receivable and notes receivable arising from the Business, as such accounts receivable and notes receivable shall exist on the Closing Date (the "RECEIVABLES"), which Receivables, as of June 30, 1996, consist of the accounts receivable and the notes receivable described on SCHEDULE 2.1(j);

           (k) to the extent assignable, all licenses, permits, approvals and authorizations which have been issued by any Government Authority, including, without limitation, the licenses and permits described on SCHEDULE 2.1(k) attached hereto;

           (l) all Claims which Seller or the Business may have against any Person with respect to or which are related to any of the Assets, which are specifically identified on SCHEDULE 2.1(l); and

           (m) those logos, trade marks, service marks, and trade names (together with the goodwill associated therewith) described on
SCHEDULE 2.1(m) attached hereto (the "INCLUDED NAMES"), and, subject to the provisions of Section 11.1, all literature, sales materials or products incorporating the Included Names.

         SECTION 2.2. EXCLUDED ASSETS. Notwithstanding anything to the contrary herein, all of Seller's right, title and its interest in the properties, assets and other rights not related exclusively to the Business and the following properties, assets and other rights (collectively, the "EXCLUDED ASSETS") shall be excluded from the Assets:

           (a) all accounting books and records that do not relate exclusively to the Business, as well as copies of business records relating to the Assets (i) that are reasonably required by Seller, any entity directly or indirectly owning a majority of the capital stock of Seller (a "PARENT ENTITY"), or any Affiliate of Seller in order to permit Seller, any Parent Entity, or any Affiliate of Seller to prepare any Tax return or other filing or report to be made after the Closing Date or to otherwise comply with law, or (ii) that relate to the employment of present, former or retired employees of Seller;

           (b) all logos, trademarks, service marks and trade names (together with the goodwill associated therewith) not specifically described on
SCHEDULE 2.1(m) attached hereto;

           (c) any assets of any employee benefit plan and any rights under any plan or agreement relating to employee benefits, employment or compensation to be retained by Seller or any Affiliate of Seller in accordance with the provisions of Article VI;

           (d) any and all rights of Seller or the Business (including any reserves, accruals or provisions) with respect to Claims that have not been transferred to Buyer;

           (e) all cash, certificates of deposit and cash equivalents;

           (f) all insurance policies and binders owned or held by Seller or the Business, any receivables or Claims thereunder, and any and all reserves attributable to Claims thereunder, whether for periods prior to or after the Closing Date;

           (g) the computer hardware, software and data files described on SCHEDULE 2.2(g) (the "EXCLUDED HARDWARE AND SOFTWARE");

           (h) all Claims and any and all reserves of Seller, accruals or provisions related thereto which Seller, any Affiliate of Seller or the Business may have against any Government Authority for refund or credit of any type with respect to Taxes of the Business for periods ending on or prior to the Closing Date;

           (i) all Claims which Seller, any Affiliate of Seller or the Business may have against any Person with respect to or which are related to any Retained Liabilities or Excluded Assets, any Claims related to the Business for periods prior to the Closing, other than those identified on SCHEDULE 2.1(l) attached hereto, and any Claims for which Buyer has a right to indemnification from Seller under this Agreement;

           (j)             the Dixie Facilities;

           (k) the Business Inventory, to the extent not included within the Purchased Inventory (including, without limitation, any of the Business Inventory sold by Seller prior to the Closing Date but returned by the third party purchaser thereof after the Closing Date), which residual Business Inventory (the "CONSIGNED INVENTORY"), shall be consigned by Seller to Buyer at the Closing pursuant to the Dixie Consignment Agreement;

           (l) any asset of a type described in Section 2.1 but not specifically identified on the Schedules described in Section 2.1, if such asset is not used exclusively in connection with the Business; it being understood by the parties hereto that any asset which is used both in connection with the Business and with another business or activity of Seller or any of its Affiliates, to the extent not specifically identified on the Schedules described in Section 2.1, shall be deemed an Excluded Asset. In connection with the foregoing, (i) there shall be a rebuttable presumption that any tangible asset which is located at the portion of the Dixie Facilities utilized by the Business on the Effective Date, other than fixtures, is an Asset, and (ii) there shall be a rebuttable presumption that any tangible asset which is not located at the portion of the Dixie Facilities utilized by the Business on the Effective Date is an Excluded Asset; and

           (m) any and all warranty and concession reserves or any provisions or accruals relating to any of the Retained Liabilities, including those that relate to any product liability or similar claims as described in
Section 2.4(b).

         SECTION 2.3. ASSUMPTION OF LIABILITIES. Except as set forth in this
Section 2.3, at the Closing Buyer shall not assume, succeed to, be obligated for or be liable for any of the liabilities and obligations (whether or not known, suspected, asserted or claimed at the Closing Date or at any time theretofore or thereafter, whether or not reflected or provided for, or required to be reflected or provided for, on a balance sheet of the Business and whether fixed, liquidated, unliquidated, absolute, contingent or otherwise) which relate to or arise out of the Assets, the Business or any of its operations arising prior to the Closing Date, or arising from actions taken or omitted to be taken prior to the Closing Date.

         Notwithstanding the foregoing, at the Closing, Buyer shall assume and shall agree to pay, perform and discharge, and shall indemnify, and hold Seller and the Seller Indemnified Parties harmless against, all liabilities and obligations which at any time relate to or arise out of the Business after the Closing Date, along with the following (collectively, hereinafter referred to as the "ASSUMED LIABILITIES"):

           (a) all liabilities and obligations relating to employee matters to be assumed by Buyer pursuant to Article VI (including without limitation, all liabilities and obligations relating to accrued vacation time of Hired Employees and all liabilities and obligations relating to the Stay Put Obligations of Seller with respect to Hired Employees but only subject to and in accordance with the terms and provisions of Section 2.7(d) and Section 6.4(a));

           (b) all other liabilities and obligations with respect to which Buyer is obligated to indemnify Seller or the Seller Indemnified Parties under this Agreement as set forth in Article X;

           (c) any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee, or which is imposed or ascribed to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of the Business after the Closing Date;

           (d) any contracts, agreements, leases, arrangements, unfilled orders, commitments, or other instruments or obligations of Seller related to the Business to the extent included within the Assets; and

           (e) all open purchase orders for the sale of portions of the Business Inventory.

         SECTION 2.4. RETAINED LIABILITIES. Seller shall retain, and shall continue to be responsible after the Closing Date for, and shall hold Buyer and the Buyer Indemnified Parties harmless against, the "RETAINED LIABILITIES", which term shall mean, and be strictly limited to, the liabilities and obligations which at any time arise out of the following, and which shall specifically exclude any and all of the Assumed Liabilities set forth in Section 2.3:

           (a) all of the liabilities and obligations (whether or not known, suspected, asserted or claimed at the Closing Date or at any time theretofore or thereafter, whether or not reflected or provided for, or required to be reflected or provided for, on a balance sheet of the Business and whether fixed, liquidated, unliquidated, absolute, contingent or otherwise) which relate to or arise out of the Assets, the Business or any of its operations arising prior to the Closing Date, or arising from actions taken or omitted to be taken prior to the Closing Date, excluding in all events any Assumed Liabilities, but including, without limitation, any amounts owed pursuant to unpaid purchase orders placed by Seller for the purchase of Business Inventory which has already been delivered to Seller;

           (b) any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee or which is imposed or ascribed to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of the Business on or prior to the Closing Date (it being understood that, as set forth in Section 2.2(m), any reserves relating to such amounts shall be deemed to be Excluded Assets);

           (c) any liability or obligation under or in connection with the Excluded Assets;

           (d) except as otherwise provided in Section 6.4, any liability or obligation arising prior to the Closing Date to any Business Employees, agents or independent contractors of Seller, whether or not employed by Buyer after the Closing, or under any Business Employee Benefit Plan with respect thereto, except accrued vacation time of Hired Employees and Seller's Stay Put Obligations (it being understood that, pursuant to Section 6.4(d), Buyer shall indemnify Seller, and hold Seller harmless, with respect to violations, if any, by Buyer of any Employment Laws with respect to the Hired Employees);

           (e) any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation or execution of this Agreement and the transactions contemplated hereby, including without limitation, fees and expenses of counsel and other experts; and

           (f) (i) all Taxes of, or relating to, the Assets or the Business for periods ending as of the Closing Date and all income Taxes imposed on Seller or any Affiliate of Seller as a consequence of the transactions contemplated by this Agreement, and (ii) with respect to the current Tax period, all Taxes of, or relating to, the Assets or the Business accrued as of the Closing Date, as determined on a pro rata basis as set forth in Section 7.4.

         SECTION 2.5. CONSIDERATION; CLOSING DELIVERIES; POSSESSION.

         (a) At the Closing, Buyer shall purchase the Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in exchange for the Purchase Price.

         (b) Subject to the terms and conditions of this Agreement, at the Closing:

                           (i) Buyer shall (A) pay to Seller the Initial Purchase Price by wire transfer of immediately available funds to the account or accounts specified by Seller, and (B) assume the Assumed Liabilities pursuant to an Assignment and Assumption Agreement in the form of EXHIBIT 2.5(b)(i);

                           (ii) Guaranty of Aviation Sales Operating Company d/b/a Aviation Sales Company in the form of EXHIBIT 2.5(b)(ii);

                           (iii) Buyer and Seller shall enter into the License Agreement in the form of EXHIBIT 2.5(b)(iii);

                           (iv) Buyer and Seller shall enter into the Dixie Facilities Lease Agreement in the form of EXHIBIT 2.5(b)(iv);

                           (v) Buyer and Seller shall enter into the Dixie Consignment Agreement in the form of EXHIBIT 2.5(b)(v); and

                           (vi) Buyer and Seller shall enter into the Supply Agreements in the form of EXHIBIT 2.5(b)(vi)-1 AND 2.5(b)(vi)-2.

         (c) In addition to the other things required to be done hereunder, at the Closing, Seller shall deliver, or cause to be delivered, at Seller's sole cost and expense except when otherwise expressly provided, to Buyer the following:

                           (i)      a duly executed Bill of Sale in
         substantially the form of EXHIBIT 2.5(c)(i);

                           (ii)     a Materials Certification executed by
         Seller regarding the Purchased Inventory in substantially the form of
         EXHIBIT 2.5(c)(ii), which executed Materials Certification shall be set forth on each page of a schedule similar in format to Schedule

         1(a) and listing the items of the Purchased Inventory in existence as of the Closing Date;

                           (iii)    to the extent not previously delivered to
Buyer, the materials and information described in Section 2.10 in the form of originals (or if originals are not avail able, then true and legible copies);

                           (iv)     Seller's Agreement Not to Compete in the
form of EXHIBIT 2.5(c)(iv);

                           (v)      a Memorandum of Option in the form of
EXHIBIT 2.5(c)(v), which shall be recorded in the real property records of Clayton County, Georgia;

                           (vi)     a Landlord's Waiver in the form of EXHIBIT
2.5(c)(vi);

                           (vii)    a legal opinion from Squire, Sanders &
Dempsey in form and substance reasonably satisfactory to Buyer and Buyer's counsel;

                           (viii)    a copy of the resolutions of the board of
directors of Seller, or similar enabling document, authorizing the execution, delivery and performance of this Agreement by Seller, and a certificate of its secretary or assistant secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                           (ix)     evidence or copies of any consents,
approvals, orders, qualifications, waivers or releases of liens required pursuant to Section 8.2 or Section 8.5; and

                           (x)      all necessary documents to transfer title to
all motor vehicles comprising a portion of the Assets.

         (d) In addition to the payment of the Initial Purchase Price and assumption of the Assumed Liabilities and the other things required to be done hereunder, at the Closing, Buyer shall deliver, or cause to be delivered, to Seller the following:

                           (i)      a legal opinion from Boyar, Simon &
Miller, P.C., counsel to Buyer, in form and substance reasonably satisfactory to Seller and Seller's counsel;

                           (ii)     a copy of the resolutions of the board of
directors of Buyer, or similar enabling document, authorizing the execution, delivery and performance of this Agreement by Buyer, and a certificate of the secretary or assistant secretary of Buyer, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect; and

                           (iii)    if not previously delivered to Seller, all
other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before the Closing.

         (e) At the Closing, Seller shall deliver all tangible items included within the Assets, as reflected in the Preliminary Closing Date Assets Statement, and subject in all events to the provisions of Section 2.7. Seller shall deliver possession of the Assets to Buyer at the Dixie Facilities on the Closing Date.

         SECTION 2.6. TIME AND PLACE OF CLOSING. The Closing shall take place on the Closing Date beginning at 10:00 A.M., Cleveland, Ohio time, at the offices of Squire, Sanders & Dempsey in Cleveland, Ohio (or such other time and place as may be agreed to by the parties).

         SECTION 2.7. CLOSING PROCEDURES.

         (a) PRELIMINARY CLOSING DATE ASSETS STATEMENT. Not less than two (2) business days prior to the Closing Date, Seller shall prepare and deliver to Buyer a preliminary statement of the Business Inventory (including inventory on order) as of June 30, 1996 and the Receivables of the Business as of June 30, 1996, which shall be referred to as the "PRELIMINARY CLOSING DATE ASSETS STATEMENT". The Preliminary Closing Date Assets Statement shall be prepared by Seller from the books and records of Seller.

         (b) INITIAL INVENTORY ADJUSTMENT. If the aggregate Historical Acquisition Cost of the Business Inventory as shown on the Preliminary Closing Date Assets Statement (the "INITIAL HISTORICAL ACQUISITION COST") shall be less than $11,000,000, then the Initial Purchase Price shall be decreased in an amount equal to the amount by which the Initial Historical Acquisition Cost of the Business Inventory is less than $11,000,000 (such amount, the "INITIAL INVENTORY DECREASE AMOUNT"). Any adjustment to the Initial Purchase Price made pursuant to this paragraph shall be referred to as the "INITIAL INVENTORY ADJUSTMENT."

         (c) INITIAL RECEIVABLES ADJUSTMENT. If the aggregate amount of all Receivables that are less than ninety (90) days past due as of June 30, 1996 (the "CURRENT RECEIVABLES") as shown on the Preliminary Closing Date Assets Statement (the "INITIAL CURRENT RECEIVABLES") shall be less than $2,500,000, then the Initial Purchase Price shall be decreased in an amount equal to the amount by which the Initial Current Receivables are less than $2,500,000 (such amount, the "INITIAL RECEIVABLES DECREASE AMOUNT"). If the aggregate amount of all Initial Current Receivables shall be more than $2,500,000, then the Initial Purchase Price shall be increased in an amount equal to the amount by which the Initial Current Receivables are more than $2,500,000 (such amount, the "INITIAL RECEIVABLES INCREASE AMOUNT"). Any adjustment to the Initial Purchase Price made pursuant to this paragraph shall be referred to as the "INITIAL RECEIVABLES ADJUSTMENT."

         (d) ADDITIONAL PURCHASE PRICE ADJUSTMENTS. The Initial Purchase Price shall be decreased in an aggregate amount equal to (i) the amount of the liabilities and obligations as reflected on the Seller's books and records as of the Closing Date which would then be owed for accrued but unpaid vacation time of the Hired Employees to the extent such liabilities and obligations are assumed by Buyer pursuant to Section 6.4(a), and (ii) the amount by which the Stay Put Obligations to the Hired Employees exceed $110,000 in the aggregate, as described in Section

6.4(a).

         (e)               PHYSICAL INVENTORY.

                           (i)      On July 19, 1996, Seller and Buyer jointly
completed a physical inventory (the "PHYSICAL INVENTORY") of all of the Business Inventory, and the results of such Physical Inventory shall be reflected on the Preliminary Closing Date Assets Statement. The Physical Inventory was undertaken jointly by Buyer and Seller. Each of Seller and Buyer shall bear their own costs and expenses associated with the Physical Inventory. The Physical Inventory verified the physical existence of the Business Inventory (other than the inventory on order) reflected on the Preliminary Closing Date Assets Statement. If the Physical Inventory reflects that an item of Business Inventory is missing (i.e., not located at the Dixie Facilities, not on order, or not within the possession or control of Seller) (collectively, the "MISSING INVENTORY"), such Missing Inventory will not be included within the Business Inventory for purposes of calculating the Purchase Price.

                           (ii)     Buyer has completed its selection of the
Business Inventory that will constitute the Purchased Inventory, and a list of such Purchased Inventory is attached hereto as SCHEDULE 2.1(b).

                           (iii)    Seller acknowledges and agrees that if,
after the Closing, Seller has in its possession or control any of the Missing Inventory, then if the Missing Inventory is located at the Dixie Facilities, Seller shall deliver such Missing Inventory to Buyer to be included as part of the Consigned Inventory under the Dixie Consignment Agreement.

         (f) VERIFICATION OF BUSINESS INVENTORY. Without limiting the provisions of Section 2.7(d), until the Closing Date, Buyer or Buyer's representative shall also have the right to verify the stated condition of, and the Records for, the Business Inventory. Seller shall provide Buyer and Buyer's representative reasonable access to any and all records and storage facilities necessary for Buyer and Buyer's representative to verify the stated condition of, and the Records for, each item of the Business Inventory; PROVIDED, HOWEVER, that such verification is conducted during normal business hours and does not unreasonably disrupt Seller's normal business operations, and PROVIDED FURTHER, HOWEVER, that Seller shall have the right to observe such verification process by Buyer when and to the extent conducted at the Seller's Facilities.

                          SECTION 2.8.    POST-CLOSING PROCEDURES.

         (a) FINAL ADJUSTMENT. As soon as practicable following the Closing Date, but in no event later than forty-five (45) days thereafter, Seller shall, at Seller's cost and expense, prepare from its books and records and deliver to Buyer a statement of the Business Inventory and the Receivables as of the Closing Date (but taking into account any returns of Business Inventory or adjustments to the Receivables occurring after the Closing Date to the extent affecting the Business Inventory and the Receivables existing as of the Closing
Date), which shall be referred
to as the "CLOSING DATE ASSETS STATEMENT". The Closing Date Assets Statement shall be prepared by Seller from its books and records maintained as provided in
Section 3.2 and otherwise consistent with the provisions of Section 2.7. Buyer shall provide to Seller access to such of its books and records as may reasonably be required for the preparation of the Closing Date Assets Statement.

         (b) RESOLUTION OF AUDIT DISPUTES. Buyer shall have forty-five (45) days to review the proposed Closing Date Assets Statement and the related report prepared by Seller and to notify Seller of any disputes Buyer may have relating to the proposed Closing Date Assets Statement. Buyer's notice to Seller of any dispute shall specify in reasonable detail all points of disagreement and demand that a review of such dispute (a "REVIEW") be conducted. In such event, each of the parties will appoint a designated executive whose task it will be to meet for the purpose of endeavoring to resolve such dispute. The designated executives shall meet as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. Such executives will discuss the problem and/or negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto. During the course of such negotiation, all reasonable requests made by one party to the other for information will be honored in order that each of the parties may be fully advised of the premises. The specific format for such discussions will be left to the discretion of the designated executives but may include the preparation of agreed upon statements of fact or written statements of position to the other party. No action for the resolution of such dispute outside of these procedures shall be taken by either party until the earlier of (i) 45 days after Seller's receipt of Buyer's notice of a Review, or (ii) when one of the designated executives concludes in good faith that amicable resolution through continued negotiation of the matter in issue does not appear likely and so notifies the other designated executive in writing. If Seller and Buyer are unable to resolve such disputes by direct negotiations, then such disputes shall be resolved in accordance with Section 11.13.

                          SECTION 2.9.     FINAL PURCHASE PRICE ADJUSTMENTS.

         (a) FINAL INVENTORY ADJUSTMENT. If (i) the Historical Acquisition Cost of the Business Inventory as shown on the Closing Date Assets Statement (the "FINAL HISTORICAL ACQUISITION COST") shall exceed the Initial Historical Acquisition Cost and (ii) at the Closing, the Initial Purchase Price was subject to an Initial Inventory Adjustment in accordance with the provisions of Section 2.7(b), then Buyer shall pay to Seller an amount in cash equal to the lesser of (A) the amount by which the Final Historical Acquisition Cost exceeds the Initial Historical Acquisition Cost or (B) the Initial Inventory Decrease Amount (such amount, the "FINAL INVENTORY INCREASE AMOUNT"). If the Final Historical Acquisition Cost of the Business Inventory shall be less than $11,000,000, and if the Final Historical Acquisition Cost shall be less than the Initial Historical Acquisition Cost, then Seller shall pay to Buyer an amount in cash equal to the amount by which the Final Inventory Historical Acquisition Cost is less than the Initial Historical Acquisition Cost (such amount, the "FINAL INVENTORY DECREASE AMOUNT"). Any payment made pursuant to this paragraph shall be referred to as the "FINAL INVENTORY ADJUSTMENT."

         (b) FINAL RECEIVABLES ADJUSTMENT. If the Current Receivables as shown on the Closing Date Assets Statement (the "FINAL CURRENT RECEIVABLES ") shall exceed the Initial Current Receivables, then Buyer shall pay to Seller an amount in cash equal to the amount by which the Final Current Receivables exceeds the Initial Current Receivables (such amount, the "FINAL RECEIVABLES INCREASE AMOUNT"). If the Final Current Receivables shall be less than the Initial Current Receivables, then Seller shall pay to Buyer an amount in cash equal to the amount by which the Final Current Receivables are less than the Initial Current Receivables (such amount, the "FINAL RECEIVABLES DECREASE AMOUNT"). In calculating the Final Current Receivables, Buyer shall be entitled to a dollar-for-dollar credit for any of the Business Inventory sold by Seller prior to the Closing Date, but which is returned by the third party purchaser thereof after the Closing Date; provided, however, that receivables relating to such Business Inventory were not more than 90 days past due pursuant to Section 3.3(d). Any payment made pursuant to this paragraph shall be referred to as the "FINAL RECEIVABLES ADJUSTMENT."

         (c) PAYMENT OF FINAL PURCHASE PRICE ADJUSTMENT. On the Closing Audit Payment Date, the Final Inventory Adjustment, if any, and the Final Receivables Adjustment, if any, shall be aggregated and netted together to determine the final adjustment to the Purchase Price (the "FINAL PURCHASE PRICE ADJUSTMENT"). If the Final Purchase Price Adjustment evidences that Buyer is obligated to pay a net sum to Seller, then Buyer shall pay to Seller the amount of the Final Purchase Price Adjustment, and if the Final Purchase Price Adjustment evidences that Seller is obligated to pay a net sum to Buyer, then Seller shall pay to Buyer the amount of the Final Purchase Price Adjustment. In any case, the Final Purchase Price Adjustment shall be paid on the Closing Audit Payment Date by wire transfer of immediately available funds to the account or accounts designated by the party entitled to receive such funds. The Final Purchase Price Adjustment shall bear interest, at the rate of nine percent (9%) per annum, from and including the Closing Date, to but excluding the date of payment. In the event any action or proceeding is brought to enforce the payment of the Final Purchase Price Adjustment, the prevailing party in such action shall be entitled to recover all reasonable attorney's fees and other costs incurred in connection with such action.

         (d) For purposes of the payment required to be made pursuant to Section 2.9(c), "CLOSING AUDIT PAYMENT DATE" shall mean the date which is ten (10) business days after the earliest to occur of (i) the date that Buyer and Seller agree on a resolution of all disputes concerning the proposed Closing Date Assets Statement, (ii) forty-five (45) days after Buyer receives the proposed Closing Date Assets Statement together with Seller's report thereon, if Seller shall not have received notice from Buyer on or prior to such date demanding a Review of such proposed Closing Date Assets Statement, (iii) the date on which Buyer and Seller shall resolve all disputes with respect to the Closing Date Assets Statement, or (iv) the date on which all points of disagreement with respect to the Closing Date Assets Statement shall be resolved in accordance with Section 11.13, as the case may be.

         SECTION 2.10. RECORDS. Seller will, at Seller's sole cost and expense, deliver to Buyer at the Dixie Facilities, on the Closing Date, the following records relating to the Purchased Inventory but only in the form such records are already in existence and in the possession or control of Seller or a third party for the sole benefit of Seller as of the Closing Date (PROVIDED, that Seller shall have no liability or obligation to Buyer if such third party does not deliver such documentation to Buyer); PROVIDED, HOWEVER, that nothing contained in this Section 2.10 shall be construed to require Seller to create any new or additional records or modify in any way any existing records (the "RECORDS"):

         (a) All computer data, in any and all media in which maintained by Seller, including, without limitation, inventory details, historic sales and quote activity, purchasing records, original supplier invoices, warranty records if applicable, computer data, and hard copies of Inventory Activity Reports, in whatever medium currently stored;

         (b) All illustrated parts catalogs of aircraft and engine types covered by the Purchased Inventory, to the extent in Seller's possession;

         (c) All historical, engineering, technical, operational and maintenance files and data related to the Purchased Inventory, including, without limitation, purchase orders, packing slips, material certifications, vendor tags or other tags indicating the condition of the Purchased Inventory and historical records for all parts, so as to ensure traceability of each item of Purchased Inventory to the original manufacturer thereof to the Buyer's reasonable satisfaction.

         SECTION 2.11. COLLECTION OF RECEIVABLES.

         (a) With respect to the Receivables, Buyer shall retain the first net proceeds collected by Buyer or Seller with respect to the Receivables up to an amount equal to the Final Current Receivables. Any net proceeds from collections of Receivables by Buyer or Seller during the first six
(6) months after the Closing Date in excess of an amount equal to the Final Current Receivables (the "EXCESS RECEIVABLES COLLECTIONS"), shall be shared ninety-five percent (95%) by Seller and five percent (5%) by Buyer. In this regard, Buyer shall remit and deliver to Seller an amount equal to ninety-five percent (95%) of the Excess Receivables Collections.

         (b) Buyer and Seller recognize that Seller may receive payments on the Receivables being sold by Seller to Buyer under this Agreement. Any such payments received by Seller with respect to the Receivables shall be held by Seller as agent for Buyer, and such payments received by Seller shall at all times constitute the sole and exclusive property of Buyer. Seller shall turn over to Buyer on a daily basis 100% of any and all proceeds collected by Seller with respect to the Receivables, whether such proceeds are received by Seller before or after the Closing. Such proceeds shall be delivered by Seller to Buyer by wire transfer to an account designated by Buyer. Seller further acknowledges and agrees that the agreements of Seller contained in this Section 2.11(b) shall be absolute and unconditional obligations of Seller and shall not be subject to the thresholds, deductibles and limitations set forth in Article X of this Agreement.

         (c) Buyer shall pay any sums due and owing to Seller pursuant to this Section 2.11 on a monthly basis, within fifteen (15) days after the end of any calendar month in which

Buyer collects any Excess Receivables Collections. Buyer shall use its reasonable efforts to collect all Receivables. Seller acknowledges that Buyer shall have the right to utilize the services of a third party collection agent to collect the Receivables, and that the sharing of collections as between Seller and Buyer on a 95/5 basis shall be after taking into account any collection costs paid to such third party collection agent. Notwithstanding the foregoing, Buyer shall retain in full the proceeds of collections of all Receivables collected by Buyer at any time after the first nine (9) months after the Closing Date. Payments received on the Receivables shall be applied to the invoices designated on the payments by the accounts debtors, but if no such designation is made, then payments shall be applied first to the oldest outstanding invoices. Buyer acknowledges and agrees that the agreements of Buyer contained in this Section 2.11 shall be absolute and unconditional obligations of Buyer and shall not be subject to the thresholds, deductibles and limitations set forth in Article X of this Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         SECTION 3.1. INCORPORATION; AUTHORIZATION; ETC.

         (a) Seller is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller
(i) has all requisite corporate power to own, lease and otherwise operate its properties and assets and to carry on its business as and where it is now being conducted, and (ii) is in good standing and is duly qualified to transact business in each domestic jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, would not, individually or in the aggregate, have a material adverse effect on the Assets or financial condition of the Business taken as a whole (the "BUSINESS CONDITION").

         (b) Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         (c) The execution and delivery of this Agreement, the performance of Seller's obligations hereunder and the consummation of the transactions contemplated hereby by Seller have been duly and validly authorized by all necessary corporate proceedings on the part of Seller.

         (d) The execution, delivery and performance by Seller of this Agreement will not (i) violate any provision of Seller's certificate of incorporation or by-laws, (ii) violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of the Assets pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction, decree, contractual obligation, license, commitment or other arrangement to which Seller is a party or by which Seller or the Assets are bound, or (iii) except as disclosed on SCHEDULE 3.7, violate or conflict with any material statute, rule or regulation applicable to Seller, the Assets or the Business or any of its properties or assets or any other material restriction of any kind or character to which Seller or the Assets are subject.

         (e) This Agreement has been duly executed and delivered by Seller, and, assuming the due execution and delivery of this Agreement by Buyer, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

         (f) Upon consummation of the Asset Purchase at the Closing, Seller will deliver to Buyer good and indefeasible title to the Assets owned by Seller, free and clear of any liens, claims, charges, security interests, options, claims of offset or other legal or equitable encumbrances (including without limitation the Bank Liens), except for Permitted Liens.

         SECTION 3.2. FINANCIAL INFORMATION. Attached as SCHEDULE 3.2 is a summary of the unaudited balance sheets of Seller and profit and loss statements relating to the Business for the last three (3) fiscal years and the current fiscal year to date, which fairly and accurately reflect the results of such operations during such period. To Seller's knowledge, the data contained in such summary is true and accurate in all material respects and was prepared utilizing the books of account and records of Seller, which books of account and records, taken as a whole, have been maintained in all material respects in accordance with the then applicable United States generally accepted accounting principles consistently applied by Seller, except as noted on SCHEDULE 3.2 attached hereto.

         SECTION 3.3. PROPERTIES.

         (a) Except as disclosed on SCHEDULE 3.3(a) attached hereto and except for properties disposed of since May 31, 1996, in the ordinary course of business, and subject to any Bank Liens (which Bank Liens with respect to the Assets will be released at the Closing), (i) Seller has good, indefeasible and marketable title to, or holds by valid and existing lease or license, free and clear of all mortgages, pledges, liens, encumbrances, security interests or claims of offset, all of the Assets, (ii) Seller has not conveyed to any Person any rights or interests in any of the Assets, (iii) no amount is owing under any lease agreement included in or related to the Assets or the Business with respect to the period through the Closing Date, (iv) all mortgages, pledges, liens, encumbrances, security interests upon or affecting the Assets or the Business shall have been released prior to the Closing, except for the Permitted Liens and except in any of the foregoing cases for such imperfections of title, mortgages, pledges, liens, encumbrances or security interests as (x) are set forth on SCHEDULE 3.3(a), (y) are reflected or reserved against in the Assets Statement, or (z) arise out of Taxes or general or special assessments not in default and payable without penalty or interest.

         (b) To Seller's knowledge, SCHEDULE 1(a) contains a true, accurate and complete listing of the quantity and location of the Business Inventory as of July 19, 1996.

         (c) All of the Assets (other than the accounts receivable and notes receivable and other intangibles) are located at the Dixie Facilities.

         (d) SCHEDULE 2.1(j) sets forth a true, correct and complete list of all accounts receivable and notes receivable relating to the Business as of June 30, 1996 included within the Assets. SCHEDULE 2.1(j)-1 sets forth a true, correct and complete aging of all accounts receivable and notes receivable relating to the Business as of June 28, 1996 included within the Assets but that are, as of such date, more than ninety (90) days past due. Except as set forth on SCHEDULE 3.3(d) attached hereto, Seller has good and marketable title to each of the accounts receivable and notes receivable listed on SCHEDULE 2.1(j), free and clear of any liens, claims, charges, security interests, options, claims of offset or other legal or equitable encumbrances.

         (e) Taken as a whole, the facilities, structures and equipment owned or leased by Seller and comprising a portion of the Assets or utilized by Seller in the conduct of the Business are in good operating condition and repair, ordinary wear and tear excepted.

         SECTION 3.4. ABSENCE OF CERTAIN CHANGES; SOLVENCY.

         (a) Except as disclosed on SCHEDULE 3.4(a) attached hereto or as otherwise specifically contemplated by the terms and provisions of this Agreement, since May 31, 1996: (i) there has been no material adverse change in the consolidated net worth of the Business, and (ii) to Seller's knowledge, no event has occurred and no condition exists unique to Seller which, individually or in the aggregate, would have a material adverse effect on this Agreement, the Assets, the Business, or the transactions contemplated by this Agreement.

         (b) As of the Effective Date, (i) the fair value of Seller's assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities), (ii) the present fair salable value of Seller's assets is greater than its probable liability on its existing debts as such debts become absolute and mature; (iii) Seller is able and expects to be able to pay its debts as they mature; and (iv) Seller has capital sufficient to carry on its business as currently being conducted.

         SECTION 3.5. LITIGATION; ORDERS. Except as disclosed on SCHEDULE 3.5 attached hereto, as of the Effective Date, to Seller's knowledge, there are no lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations pending or threatened by or against Seller (to the extent reasonably expected to affect the Assets taken as a whole or impact or affect the ability of Seller to consummate the Asset Purchase), the Assets taken as a whole, or the Business. Except as disclosed on SCHEDULE 3.5, as of the Effective Date, to Seller's knowledge, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against Seller (to the extent reasonably expected to affect the Assets taken as a whole or impact or affect the ability of Seller to consummate the Asset Purchase), the Assets taken as a whole, or the Business.

         SECTION 3.6. [Intentionally Left Blank]

         SECTION 3.7. LICENSES, APPROVALS, OTHER AUTHORIZATIONS, CONSENTS, REPORTS, ETC. The Assets include all of the agreements, materials, and real and personal property interests and rights generally necessary to operate the Business as it was being conducted by Seller prior to the Closing. SCHEDULE 3.7 attached hereto includes a list of all material licenses, permits, franchises and other authorizations of any Government Authority that are necessary for the operation and maintenance of the Business by Seller prior to the Closing (the "LICENSES"), true, correct and complete copies of which have been delivered by Seller to Buyer or otherwise been made available by Seller for Buyer. Except as disclosed on SCHEDULE 3.7, all such Licenses are in full force and effect. As of the Effective Date, except as disclosed on SCHEDULE 3.7, to Seller's knowledge, no proceeding is pending or threatened seeking the revocation or limitation of any such license, permit, franchise or other authorization.

         SECTION 3.8. LABOR MATTERS. As of the Effective Date, there are no collective bargaining agreements with labor unions or associations representing employees of the Business. As of the Effective Date, to Seller's knowledge, the Business is not involved in any labor dispute (except day-to-day disputes not material to the condition or conduct of the Business), arbitration, lawsuit or administrative proceeding relating to labor matters involving the employees of the Business, other than the workers' compensation claims set forth on SCHEDULE
3.8 attached hereto and the matters described on SCHEDULE 3.5 attached hereto.

         SECTION 3.9. COMPLIANCE WITH LAWS. Except as indicated on SCHEDULE 3.9 attached hereto, the conduct of the business of the Business substantially complies in all respects with all material statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto (including, without limitation, the Foreign Corrupt Practices Act), and Seller has obtained all material approvals, authorizations, consents, licenses, franchises and other permits the absence of which would have a material adverse effect upon the Business Condition or Seller's ability to enter into this Agreement or consummate the transactions contemplated hereby. The parties agree that the representation contained in the preceding sentence does not relate to or cover environmental matters, and that the Seller makes no representation or warranty with respect to environmental matters, except as specifically set forth in
Section 3.12.

         SECTION 3.10. INSURANCE. SCHEDULE 3.10 attached hereto lists all insurance policies owned or held by Seller on the Effective Date, covering the Business. As of the Effective Date, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Date have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy.

         SECTION 3.11. CONTRACTS AND AGREEMENTS. Except as otherwise disclosed on SCHEDULE 3.11 attached hereto or SCHEDULE 6.1(a) attached hereto, as of the Effective Date, Seller is not a party to any (i) employment or consulting agreement relating to the Business, (ii) distribution agreements, distributor or manufacturer's representative contract relating to the Business, (iii) lease of real or personal property relating to the Business, whether as lessor or lessee,
(iv) consignment of inventory relating to the Business, whether as consignor or consignee, (v) joint venture or partnership agreement relating to the Business,
(vi) technology license agreement relating to the Business, (vii) agreement or commitment for capital expenditure relating to the Business, (viii) agreement continuing over a period of more than one (1) year from its date relating to the Business requiring future payment or payments in excess of $10,000 per year, or
(ix) other contract, agreement or arrangement relating to the Business requiring future payment or payments in excess of $10,000 per year. Except as set forth on
SCHEDULE 3.11, there are no written contracts or agreements between divisions or Affiliates of Seller related to the sale of Business Inventory that directly benefit or directly derive benefit from the Business. With respect to all contracts listed on SCHEDULE 3.11, except as disclosed on said Schedule, to Seller's knowledge, such contracts are legal, valid and binding and in full force and effect in accordance with their terms, and Seller is not, as of the Effective Date, in material breach thereof or material default thereunder and there does not exist under any provision thereof, as of the Effective Date, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for such failures and such breaches, defaults and events as to which requisite waivers or consents have been or are obtained or which would not, individually or in the aggregate, have a material adverse effect on the Business Condition. To Seller's knowledge, no dispute involving an amount in excess of $5,000.00 exists with respect to any of the contracts listed on SCHEDULE 3.11, except as described on SCHEDULE 3.11.
SCHEDULE 3.11 lists, as of the Effective Date, all indebtedness (of the type required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles) owed by Seller with respect to the Business, including without limitation, all notes, mortgages, indentures and other obligations and agreements and other instruments and other liabilities and obligations, whether accrued, absolute, contingent or otherwise, for or relating to any lending or borrowing (including assumed debt) effected by Seller or to which any of the Assets or the properties of the Business are subject.

         SECTION 3.12. ENVIRONMENTAL MATTERS.

         (a) DEFINITIONS. For the purposes of this Agreement, unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified:

                           (i)      "HAZARDOUS SUBSTANCES LAWS" shall mean all
present laws, ordinances, rules, regulations and standards of any Government Authority relating to the use, analysis, production, storage, treatment, sale, disposal or transportation of any Hazardous Materials, including, without limitation, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.) ("RCRA"), the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136), and the Clean Air

         Act, all as may be amended from time to time.

                           (ii)      "HAZARDOUS MATERIALS" shall mean (A) any
"hazardous waste" as defined by RCRA, and regulations promulgated thereunder;
(B) any "hazardous substance" as defined by CERCLA, and regulations promulgated thereunder; (C) asbestos; (D) polychlorinated biphenyls; (E) any substance the presence of which on the Dixie Facilities is prohibited by any Hazardous Substances Laws; and (F) any other substance which by any Hazardous Substances Laws requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment or disposal.

         (b) HAZARDOUS MATERIALS WARRANTIES. Seller hereby represents and warrants that, except as set forth on SCHEDULE 3.12(b) attached hereto:

                           (i)      Seller and the Business are in substantial
compliance with all Hazardous Substance Laws;

                           (ii)      To Seller's knowledge, there are no
conditions existing on or at the Dixie Facilities that can reasonably be expected to give rise to any cleanup obligations under any Hazardous Substances Laws in effect on the Closing Date;

                           (iii)     Except for Hazardous Materials contained
in products used by Seller for ordinary maintenance and office purposes, or sold by Seller in manufacturer-sealed containers, Seller does not use Hazardous Materials in connection with the Business;

                           (iv)      Seller has not received any written
notification of any violation of Hazardous Substances Laws, and the Seller's knowledge, no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials contamination is in existence or proposed or threatened with respect to the Business or the Dixie Facilities;

                           (v)       To Seller's knowledge, all environmental
permits required for the operation of the Business conducted at the Dixie Facilities are listed on SCHEDULE 3.12(b)(v) attached hereto, and there are no pending or renewal applications for issuance of any additional environmental permits for the operations conducted at the Dixie Facilities.

         The parties agree that no representation or warranty contained in this Agreement, other than those contained in this Section 3.12, relates to or shall be deemed to relate to any environmental matters.

         SECTION 3.13. NO AGREEMENTS TO SELL ASSETS. Except as set forth on
SCHEDULE 3.13 attached hereto and except for the transactions contemplated by this Agreement, and, except for sales of the Business Inventory in the ordinary course of business prior to the Closing Date, Seller has no legal obligation, absolute or contingent, to any Person to sell the

Assets or sell the Business, or to effect any merger, consolidation or other reorganization of Seller or to enter into any agreement with respect thereto.

         SECTION 3.14. BROKERS, FINDERS, ETC. Seller has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a valid claim for a fee or commission from Buyer in connection with such transactions, except for The TransAction Group. Seller shall be responsible for all fees payable to The TransAction Group in connection with the transaction described in this Agreement.

         SECTION 3.15. MAINTENANCE OF THE ASSETS. From May 31, 1996, through the Closing Date, Seller has maintained the Assets in a diligent manner and, in particular, Seller has used its reasonable best efforts:

         (a) Not to cancel or permit any insurance relating to the Assets or the Business to lapse or terminate (unless renewed or replaced by like coverage);

         (b) Not to knowingly violate or fail to comply in any material respect with any laws applicable to the Assets or the Business; and

         (c) To keep and maintain the Assets in a good condition, reasonable wear and tear excepted, and to continue to store the Assets in accordance with prudent industry practices.

         SECTION 3.16. PRESERVATION OF BUSINESS. Subject to the terms and conditions of this Agreement, from May 31, 1996, through the Closing Date, Seller has and has caused the Business to be run in the ordinary course in accordance with Seller's past practices.

         SECTION 3.17. MAINTENANCE OF THE RECORDS. Except as may have been necessary to effect sales of the Business Inventory by Seller in the ordinary course of business, Seller (i) has maintained the Records where presently located in the Dixie Facilities, (ii) has not removed any of the Records, (iii) has continued to input data into the Seller's computer related to the Assets, and (iv) has not sold, transferred or otherwise assigned any right, title or interest in or to the Records to any third party.

         SECTION 3.18. SCHEDULES AND EXHIBITS. Disclosure of any fact or item by Seller in any Schedule or Exhibit hereto referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not an explicit cross-reference appears.

         SECTION 3.19. [Intentionally Left Blank]

         SECTION 3.20. NO IMPLIED REPRESENTATION. NOTWITHSTANDING ANYTHING CONTAINED IN THIS ARTICLE OR ANY OTHER PROVISION OF THIS

AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT SELLER IS NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, THE SCHEDULES AND THE DOCUMENTS, INSTRUMENTS AND CERTIFICATES TO BE DELIVERED TO BUYER AT THE CLOSING, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY OF THE ASSETS AND IT IS UNDERSTOOD THAT BUYER TAKES ALL OF SUCH PROPERTIES AND ASSETS ON AN "AS IS" AND "WHERE IS" BASIS. It is understood that any cost estimates, projections or other predictions contained or referred to in the Schedules hereto and any cost estimates, projections or predictions that have been or shall hereafter be provided to Buyer or any of its Affiliates, agents or representatives are not and shall not be deemed to be representations or warranties of Seller. NOTWITHSTANDING ANY PROVISION OF THIS SECTION 3.20 TO THE CONTRARY, BUT SUBJECT IN ALL EVENTS TO THE TERMS OF THIS AGREEMENT WITH RESPECT TO SURVIVAL OF THE REPRESENTATIONS, WARRANTIES AND AGREEMENTS THAT ARE CONTAINED HEREIN, SELLER ACKNOWLEDGES THAT (A) BUYER IS RELYING ON THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III AND IN ARTICLE VI IN DECIDING TO ENTER INTO THIS AGREEMENT, AND (B) BUYER'S DECISION TO CONSUMMATE THE TRANSACTIONS MADE THE SUBJECT OF THIS AGREEMENT SHALL NOT BE CONSTRUED AS, OR BE DEEMED TO BE, A WAIVER OF BUYER'S RELIANCE ON THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III AND IN ARTICLE VI IN ELECTING TO CONSUMMATE THE TRANSACTIONS MADE THE SUBJECT OF THIS AGREEMENT. BUYER REPRESENTS AND WARRANTS THAT THE ASSETS DO NOT CONSTITUTE "CONSUMER PRODUCTS" WITHIN THE MEANING OF THE MAGNUSON-MOSS WARRANTY ACT AND THAT IF ANY WARRANTY IS NEVERTHELESS IMPOSED UNDER THAT ACT IT SHALL BE LIMITED TO A PERIOD OF THIRTY
(30) DAYS.

         SECTION 3.21. CONSTRUCTION OF CERTAIN PROVISIONS. It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes of this Agreement.

         SECTION 3.22. DUE DILIGENCE EXCEPTION. Seller's representations and warranties are limited by, and Seller shall have no liability arising out of, any fact(s) or circumstance(s) which became known to Buyer prior to Closing. For purposes of this Section 3.22, a fact or circumstance shall be deemed to be known by Buyer only upon the actual knowledge of such fact or circumstance by either Buyer's Chief Executive Officer or Chief Financial Officer.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         SECTION 4.1. ORGANIZATION; AUTHORIZATION; ETC. Buyer is a corporation duly organized and validly existing under the laws of its jurisdiction of organization. Buyer has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of Buyer's obligations hereunder and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all necessary corporate proceedings on the part of Buyer and no other proceedings or actions on the part of Buyer, its board of directors or stockholders are necessary therefor. The execution, delivery and performance by Buyer of this Agreement will not (i) violate any provision of the certificate of incorporation or bylaws or similar organizational instrument of Buyer, (ii) violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of Buyer's assets or properties pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction or decree to which Buyer is a party or by which Buyer is bound, or (iii) violate or conflict with any statute, rule or regulation applicable to Buyer or any of its properties or assets or any other restriction of any kind or character to which Buyer is subject. This Agreement has been duly executed and delivered by Buyer, and, assuming the due execution and delivery of this Agreement by Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

         SECTION 4.2. BROKERS, FINDERS, ETC. Buyer has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a valid claim for a fee or commission from Seller in connection with such transactions.

         SECTION 4.3. LICENSES, APPROVALS, OTHER AUTHORIZATIONS, CONSENTS, REPORTS, ETC. SCHEDULE 4.3 attached hereto lists all registrations, filings, applications, notices, consents, approvals, orders, qualifications or waivers required to be made, filed, given or obtained by Buyer with, to or from any Person in connection with the execution, delivery, performance and consummation of the Asset Purchase, except for those that become applicable solely as a result of the specific regulatory status of Seller or its Affiliates.

         SECTION 4.4. SCHEDULES AND EXHIBITS. Disclosure of any fact or item by Buyer in any Schedule or Exhibit hereto referenced by a particular paragraph or section in this

Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not an explicit cross-reference appears.

         SECTION 4.5 LITIGATION; ORDERS. As of the Effective Date, there are no lawsuits, actions, administrative or arbitration or other proceedings or, to Buyer's knowledge, governmental investigations pending or, to Buyer's knowledge, threatened by or against Buyer (to the extent reasonably expected to affect the Assets taken as a whole or impact or affect the ability of Buyer to consummate the Asset Purchase). As of the Effective Date, to Buyer's knowledge, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against Buyer (to the extent reasonably expected to affect the ability of Buyer to consummate the Asset Purchase).

         SECTION 4.6 SOLVENCY. As of the Effective Date, (i) The fair value of Buyer's assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities), (ii) the present fair salable value of Buyer's assets is greater than its probable liability on its existing debts as such debts become absolute and mature; (iii) Buyer is able and expects to be able to pay its debts as they mature; and (iv) Buyer has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                                    ARTICLE V

                          COVENANTS OF SELLER AND BUYER

            SECTION 5.1. EFFORTS; OBTAINING CONSENTS; ANTITRUST LAWS.

         (a) Subject to the terms and conditions herein provided, Seller and Buyer each agree to use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, and to cooperate with the other in connection with the foregoing, including using all reasonable efforts (i) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (ii) to effect all necessary registrations and filings including, but not limited to, any submissions of information requested by any Government Authority, and (iii) to fulfill all conditions to this Agreement.

         (b) Seller hereby agrees that Buyer shall have the right to contact any third party who conducts any business with the Business for the purpose of confirming the relative rights, liabilities and obligations between Seller and such third party to the extent related to the Business.

         SECTION 5.2. FURTHER ASSURANCES. Seller and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purposes and intents of this Agreement. Without limiting the generality of the preceding sentence, Buyer shall cooperate with Seller to enable Seller to obtain and take possession of all Excluded Assets, from and after the Closing. Furthermore, after the Closing, and for no further consideration, Seller shall (a) use its reasonable efforts to enable Buyer to accomplish the transfer or issuance of all authorizations of any Government Authority and all other registrations, permits, approvals and the like as contemplated by this Agreement and as shall be required from time to time for Buyer to operate the Business, and (b) execute, acknowledge and deliver such assignments, transfers, consents and other documents and instruments as Buyer or its counsel may reasonably request, in each case, to vest in Buyer, and protect Buyer's right, title and interest in, and enjoyment of, the Assets and the Business intended to be conveyed, assigned, transferred and granted to Buyer pursuant to this Agreement. If requested by Buyer, Seller further agrees to use its reasonable best efforts to prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in any of Seller's name. Any prosecution or enforcement of claims, rights or benefits under this Section 5.2 shall be at Buyer's sole expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Seller. Following the Closing, Seller shall refer to Buyer, as promptly as practicable, all appropriate inquiries from customers relating to the Assets and the Business transferred or granted at such Closing, including all inquiries regarding the possible purchase of any Business Inventory by any customer.

         SECTION 5.3. PUBLIC ANNOUNCEMENTS. Seller and Buyer will agree with each other before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making or permitting any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, subject to providing the other party with an advance copy, Seller and Buyer shall be permitted to file any required disclosures relating to the Asset Purchase as may be required by the federal securities laws or by any securities exchange on which securities of Seller, Buyer or any of their respective Affiliates are listed, and Seller and Buyer shall, upon the Closing of the Asset Purchase, be permitted to issue the press release attached hereto as EXHIBIT 5.3.

         SECTION 5.4. ACCOUNTS AND NOTES PAYABLE NOTICES. Seller shall assist Buyer and Buyer's agents and representatives in delivering notices from Seller, in form and substance reasonably satisfactory to Seller and Buyer, and at Buyer's sole cost and expense, to each Person to whom Seller anticipates it will owe an account payable or note payable as of the Closing Date notifying such Person that Seller shall remain liable for the payment of such account payable or note payable pursuant to the terms hereof. Seller hereby covenants and agrees that it will provide Buyer with a list of the Persons to whom such notice should be addressed; it being understood that the failure to transmit any such notice to any such Person shall not be deemed a breach of this Agreement.

         SECTION 5.5. POST-CLOSING CONFIDENTIALITY. For a period of five (5) years after the Closing, Seller shall not use or disclose to any Person any trade or business secrets relating exclusively to the Business, and Seller shall not intentionally disclose, directly or indirectly, any such information, and shall cause such information to be kept confidential and not used in any way detrimental to Buyer; PROVIDED, that (i) Seller may use or disclose any such information which has been publicly disclosed (other than directly or indirectly by Seller after the Effective Date), (ii) to the extent that Seller may become legally compelled to disclose any of such information, Seller may disclose such information if Seller shall have afforded Buyer the opportunity, to obtain any appropriate protective order, or other satisfactory assurance of confidential treatment, for the information to be so disclosed, (iii) Seller may disclose any such information to Seller's agents and experts who agree to be bound by this confidentiality provision, and (iv) Seller may disclose any such information as is necessary to prosecute or defend any Claim.

         SECTION 5.6 INTERIM SERVICES. Effective on the Closing Date, and for a period of up to six (6) months thereafter, Seller shall provide transitional computer services, consisting of computer services currently provided to the Business ("INTERIM SERVICES") without charge and other services and extensions of services at prices mutually agreed upon by Seller and Buyer.

         SECTION 5.7 COOPERATIVE PURCHASING. Seller, for itself and on behalf of its Affiliates, and Buyer, for itself and on behalf of its Affiliates, agree that promptly after the Closing of the Asset Purchase, they will work, as appropriate, in a cooperative fashion in purchasing materials from suppliers that supply both bearings and other products sold by both

Buyer and Seller in the ordinary course of their respective businesses, including the Business. Such cooperation shall consist of, but not be limited to, (i) joint purchasing agreements with suppliers, whereby volume purchasing produces discounts and/or rebates on a periodic basis (which discounts and/or rebates shall be shared proportionately by Seller and Buyer based on the amount of purchases during any particular period for which the discount or rebate is given or paid, as the case may be), and (ii) joint advertising and marketing programs with suppliers.

                                   ARTICLE VI

                                EMPLOYEE BENEFITS

         SECTION 6.1. EMPLOYEE BENEFIT PLANS. Seller hereby represents and warrants to Buyer as follows:

         (a) SCHEDULE 6.1(A) attached hereto lists all compensation and benefit plans, contracts and arrangements (other than routine administrative procedures or government-required programs) in effect as of the Effective Date sponsored or maintained by Seller or its Affiliates including all pension, profit sharing, savings and thrift, bonus, incentive or deferred compensation, severance pay and medical and life insurance plans in which any current or former employees of the Business or their respective dependents (collectively, "BUSINESS EMPLOYEES") participate (collectively, "BUSINESS EMPLOYEE BENEFIT PLANS").

         (b) All Business Employee Benefit Plans which are "employee benefit plans," as defined in Section 3(3) of ERISA, are in compliance with and have been administered in compliance with all applicable requirements of law, including but not limited to the Code and ERISA, and all contributions or premiums required to be made to each such plan under the terms of such Plan, ERISA or the Code for all periods of time prior to the Effective Date and the Closing Date have been or will be, as the case may be, made or accrued.

         (c) Except as otherwise set forth on SCHEDULE 6.1(C) attached hereto and Section 6.3, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due under any Business Employee Benefit Plan, (ii) materially increase any benefits otherwise payable under any Business Employee Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

         SECTION 6.2. TERMINATION OF PARTICIPATION. Except as otherwise provided in this Article VI, the active participation of all Active Employees in each Business Employee Benefit Plan shall cease as of the Closing Date and no additional benefits shall be accrued thereunder for such employees.

         SECTION 6.3. 401(K) PLAN TRANSFER. Effective as of the Closing Date, Seller shall take, or shall cause to be taken, all action necessary to fully vest all Active Employees in their accrued benefits, if any, under the Seller's 401(k) Plan (the "401(K) PLAN") and to provide for allocation of contributions accrued prior to the Closing Date with respect to the Active Employees who are participants in the 401(k) Plan as of the Closing Date. As of the Closing Date, Seller shall make all contributions (including employee contributions within the control of Seller, matching contributions and other employer contributions provided for under the 401(k) Plan) on behalf of all Active Employees to the 401(k) Plan attributable to service and compensation for such Active Employees through the Closing Date, whether or not such contributions are due under the terms of the 401(k) Plan. Seller shall, to the extent legally permissible, cause a spin-off and transfer, in compliance with
Section 414(l) of the Code, from the trust for the 401(k) Plan to a trust established by and for a defined contribution savings plan qualified under Sections 401(a) and 401(k) of the Code maintained or established by Buyer ("BUYER'S 401(K) PLAN") of an amount in cash equal to the aggregate account balances, as of the date of such transfer, of the Hired Employees (as defined in Section 6.4) who are participants under the 401(k) Plan as of such transfer date. Any such transfer shall occur as soon as practicable after all of the following have occurred: (a) the Closing, (b) the designation (or establishment or amendment, if necessary) of Buyer's 401(k) Plan, (c) the receipt by Seller of a favorable determination letter issued by the Internal Revenue Service for the Buyer's 401(k) Plan or an opinion of counsel of Buyer reasonably satisfactory to Seller opining that the Buyer's 401(k) Plan is a qualified plan under Sections 401(a) and 401(k) of the Code, and, if applicable, (d) the expiration of thirty
(30) days after both Buyer and Seller have filed Form 5310-A, if necessary, with the Internal Revenue Service. From and after the date of such transfer, Buyer shall cause Buyer's 401(k) Plan to assume and fully perform, pay and discharge all obligations and liabilities of Seller and the 401(k) Plan to and with respect to the Hired Employees who are participants under the 401(k) Plan as of such transfer date. All Hired Employees shall receive credit for years of service with Seller toward such Hired Employees' service requirements under Buyer's 401(k) Plan.

         SECTION 6.4. EMPLOYEES.

         (a) At Closing, Buyer agrees to offer full-time employment to all Persons listed on SCHEDULE 6.4(A) and any Persons which are hired by Seller to replace such employees prior to the Closing Date (collectively, "ACTIVE EMPLOYEES") on such terms and conditions as may be determined by Buyer in its sole discretion; provided, however, that the base salary of such hired persons shall be not less than their base salaries as of the Closing Date, and provided further that each of the Hired Employees shall receive and participate in all standard benefit programs provided by Buyer to its employees and shall receive credit for years of service with Seller prior to the Closing Date for participation in Buyer's benefit programs (the Persons actually hired by Buyer are referred to herein as the "HIRED EMPLOYEES"). Buyer agrees to assume all accrued but unpaid vacation time of the Hired Employees as of the Closing Date; provided that Buyer shall receive a credit to the Purchase Price in accordance with the provisions of Section 2.7(c). Buyer further agrees to assume responsibility for the "stay put" obligations (the "STAY PUT OBLIGATIONS"), of Seller to the Hired Employees listed on SCHEDULE 6.4(A); provided that Buyer's obligation with respect to the Stay Put Obligations shall not exceed $110,000 in the aggregate. To the extent that the Stay Put Obligations exceed $110,000 in the aggregate, Seller shall be responsible for such amounts and Buyer shall be entitled to a credit against the Purchase Price in accordance with Section 2.7(c) for an amount equal to such excess Stay Put Obligations. Buyer shall pay to Seller $7,500 on account of severance payments to a part-time employee as a purchase price adjustment at the time of payment of the Final Purchase Price Adjustment.

         (b) Buyer shall indemnify and shall hold Seller and the Seller Indemnified Parties harmless from and against all Covered Liabilities with respect to all Hired Employees for all actions of Buyer, including any Covered Liabilities with respect to Hired Employees arising out of the transactions contemplated by this Agreement. Without limiting the foregoing, Buyer shall indemnify and shall hold Seller and the Seller Indemnified Parties harmless from and against any claims asserted by any Hired Employee for any severance package from Seller.

         (c) Seller agrees that, without the prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion, neither Seller nor any Affiliate will solicit to hire any of the Hired Employees identified on SCHEDULE 6.4(C) attached hereto, for a period of two (2) years after the Closing Date. The agreements contained in this Section 6.4(c) shall be enforced in accordance with the provisions of Section 11.13(c).

         (d) Notwithstanding anything in this Agreement to the contrary, Seller and Buyer covenant and agree to cooperate and to consult with each other to ensure that neither Seller nor Buyer, nor both of them, violate the Worker Adjustment and Retraining Notification Act ("WARN ACT"), or any federal or state equal opportunity anti-discrimination, wage and hour or any other employment law, rule or regulation that is or may be applicable to the provisions hereof (collectively, "EMPLOYMENT LAWS"). Each of Seller and Buyer covenant and agree that neither will take any separate actions or omissions, or joint actions or omissions, which would cause either Seller or Buyer, or both, to violate any of the Employment Laws. Seller and Buyer further covenant and agree that in the event any of the Employment Laws are violated, Seller shall be solely responsible and liable for any and all Claims relating to any violation by Seller of the Employment Laws (except to the extent Seller is indemnified by Buyer for violations of Employment Laws by Buyer with respect to the Hired Employees pursuant to the terms of this Agreement), and Buyer shall be solely responsible and liable for any and all Claims relating to any violation by Buyer of the Employment Laws.

         (e) Seller shall be responsible for any severance package for any of the Active Employees who do not accept employment with Buyer and become Hired Employees. Buyer shall give Seller notice within five (5) business days after Buyer has notice that any of such Active Employees have not accepted employment with Buyer. With regard to such severance obligations of Seller, Seller shall indemnify and shall hold harmless Buyer and the Buyer Indemnified Parties from and against any Covered Liabilities with respect to Active Employees who do not accept employment with Buyer and become Hired Employees.

                                   ARTICLE VII

                           TAX AND ACCOUNTING MATTERS

         SECTION 7.1. TAX RETURNS. Seller represents and warrants that all Tax returns required to be filed for taxable periods ending on or prior to the Closing Date by, or with respect to any activities of, the Business have been or will be filed in accordance with all applicable laws. All Taxes with respect to the Business (whether or not requiring the filing of a return and including any interest, penalties and additions thereto) due and payable have been, and as of the Closing Date will have been, timely paid in full.

         SECTION 7.2. SALES, TRANSFER AND SIMILAR TAXES. Buyer shall be liable for, and shall hold harmless Seller and the Seller Indemnified Parties, from and against any and all documentary stamp Taxes and surtaxes levied by the State of Georgia in connection with the transfer of the Assets to Buyer, and all other Taxes and fees levied in connection with the transfer of the Assets to Buyer, including but not limited to sales, transfer, use, and filing fees and Taxes. Buyer and Seller shall each be liable for, and shall hold harmless the other party and the Seller Indemnified Parties and the Buyer Indemnified Parties, as the case may be, from and against any income Taxes levied against such party in connection with the transactions contemplated by this Agreement.

         SECTION 7.3. COOPERATION AND EXCHANGE OF INFORMATION.

         (a) As soon as practicable, but in any event within thirty (30) days after either party's request, from and after the Closing Date, the other party shall provide the requesting party with such cooperation and shall deliver to such requesting party such information and data concerning the pre-Closing operations of the Business and make available such knowledgeable employees of the other party as the requesting party may reasonably request, including providing the information and data required by the requesting party's customary Tax and accounting questionnaires, in order to enable the requesting party to complete and file all Tax returns which it or its Affiliates may be required to file with respect to the operations and business of the Business through the Closing Date or to respond to audits by any taxing authorities with respect to such operations and to otherwise enable the requesting party to satisfy its accounting and Tax requirements. Such cooperation and information shall include promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the operations and business of the Business through the Closing Date, and providing copies of all relevant Tax returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and Tax basis of property, which the other party may possess and which relate to the operation and business of the Business through the Closing Date. Each party agrees to make its employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

         (b) For a period of seven (7) years after the Closing Date or such longer period as may be required by law, Buyer shall retain in accordance with I.R.S. Rev. Proc. 86-19 and 91-59, and neither destroy nor dispose of, all Tax returns, books and records (including computer files) of, or with respect to the activities of, the Business for all taxable periods ending on or prior to the Closing Date. Thereafter, Buyer shall not destroy or dispose of any such Tax returns, books or records unless it first uses its best efforts to offer such Tax returns, books and records to Seller in writing at least sixty (60) days prior to such proposed destruction or disposition; PROVIDED, HOWEVER, that sixty
(60) days after Buyer offers such Tax returns, books or records to Seller in writing, if Seller does not accept such offer, Buyer shall be free to dispose of or destroy such records and if Seller accepts such offer, Buyer shall no longer have any obligation hereunder with respect to records delivered to Seller.

         (c) Buyer and Seller and their respective Affiliates shall cooperate in the preparation of all Tax returns relating in whole or in part to taxable periods ending on or before or including the Closing Date that are required to be filed after such date, a list of which is set forth on
SCHEDULE 7.3(C) attached hereto. Such cooperation shall include, but not be limited to, furnishing prior years' Tax returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax returns, and furnishing such other information within such party's possession requested by the party filing such Tax returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Tax returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

         (d) Seller shall have the right, at its own expense, to control any audit or examination by any taxing authority ("TAX AUDIT"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period beginning on or before the Closing Date with respect to the Business. In this regard, Seller agrees, notwithstanding any other provision of this Agreement, to reimburse Buyer for any and all actual out-of-pocket expenses incurred by Buyer in connection with any such Tax Audit. The obligations of Seller contained in this Section 7.3(d) shall be absolute and unconditional obligations of Seller and shall not be subject to the thresholds, deductibles and limitations set forth in Article X.

         (e) If either party fails to provide any information reasonably requested by the other party that such other party is obligated to provide to the requesting party pursuant to the terms of this Agreement in the time specified herein, or if no time is specified pursuant to this Section 7.3, within a reasonable period, or otherwise fails to do any act required of it under this Section 7.3, then the other party shall be obligated, notwithstanding any other provision of this Agreement, to indemnify the requesting party and the Seller Indemnified Parties or the Buyer Indemnified Parties, as the case may be, and the other party shall so indemnify and hold harmless the requesting party and the Seller Indemnified Parties or the Buyer Indemnified Parties, as the case may be, from and against any and all costs, claims or damages, including all Taxes or deficiencies thereof, payable as a result of such failure.

         SECTION 7.4. PRORATIONS.

         (a) Buyer shall be responsible for the payment of all operating expenses related to the Assets attributable to periods after the Closing Date, and Seller shall be responsible for the payment of all operating expenses related to the Assets incurred for all prior periods prior to and including the Closing Date.

         (b) To the extent possible, the amount of any adjustment described in this Section 7.4 shall be estimated and paid at the Closing, based upon the best information available to Buyer and Seller at the time, and shall be adjusted as soon thereafter as may be reasonably practicable when final billings are available or when such amounts may be determined with reasonable certainty. The provisions of this Section 7.4 shall survive the Closing.

                                  ARTICLE VIII

                    CONDITIONS OF BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to consummate the Asset Purchase shall be subject to the satisfaction on or prior to the Closing Date, or waiver by Buyer, of all of the following conditions:

         SECTION 8.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. The representations and warranties of Seller contained in this Agreement shall have been true on the Effective Date without regard to any schedule updates and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed or complied with in all material respects.

         SECTION 8.2. FILINGS; CONSENTS; WAITING PERIODS. All registrations, filings, applications, notices, consents, assignments, approvals, estoppel certificates, orders, qualifications and waivers described in Section 5.1(a) shall have been filed, made or obtained.

         SECTION 8.3. NO INJUNCTION OR PENDING LITIGATION. At the Closing Date, there shall be no legislation, injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Asset Purchase, and there shall be no action, suit or proceeding, in law or in equity, instituted or threatened before any federal, state, county or local court, department, commission, agency or other instrumentality or arbitrator or similar entity pertaining to the transactions contemplated by this Agreement or to their consummation, excluding any action, suit or proceeding instituted or threatened by Buyer.

         SECTION 8.4. DELIVERY OF RECORDS. Seller shall have delivered all Records in its possession to Buyer in accordance with the provisions of Section 2.10.

         SECTION 8.5. RELEASES OF LIENS. Buyer shall have received releases of all liens with respect to the Assets in recordable form executed by all holders of liens that are of record in any jurisdiction; all of which shall operate to release any and all liens and encumbrances affecting the Assets, except for Permitted Liens.

         SECTION 8.6. PERFORMANCE OF SELLER'S OBLIGATIONS. Seller shall have furnished or caused to be furnished to Buyer, all items required to be furnished to Buyer pursuant to other Sections of this Agreement, including without limitation, the documents described in Sections 2.5(b) and 2.5(c).

         SECTION 8.7. NO MATERIAL ADVERSE CHANGE. Buyer shall have determined to its satisfaction that there has been no material adverse change in the condition of the Business or of Seller which would reasonably be expected to affect the Business, except as may be contemplated by or result from any operations of the Business to the extent such operations are consistent with the terms and provisions of this Agreement.

                                   ARTICLE IX

                   CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

         Seller's obligation to consummate the Asset Purchase is subject to the satisfaction on or prior to the Closing Date, or waiver by Seller, of all of the following conditions:

         SECTION 9.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time) and the covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

         SECTION 9.2. NO INJUNCTION. At the Closing Date, there shall be no legislation, injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Asset Purchase, excluding any injunction, restraining order or decree resulting from action initiated by Buyer.

         SECTION 9.3. PERFORMANCE OF BUYER'S OBLIGATIONS. Buyer shall have furnished or caused to be furnished to Seller, all items required to be furnished to Seller pursuant to other Sections of this Agreement, including, without limitation, the documents described in Section 2.5(b) and Section 2.5(d).

                                    ARTICLE X

                            SURVIVAL; INDEMNIFICATION

         SECTION 10.1. SURVIVAL.

         (a)               Except as otherwise provided in Sections 7.3(d),
7.4 and 10.3, all representations, warranties and (except as provided in Section 10.1(e)) covenants and agreements of the parties contained in this Agreement, or any certificate, document or other instrument delivered in connection herewith (to the extent not fully performed prior to the Closing Date), shall survive the Closing only until the twelve (12) month anniversary of the Closing, except for the liabilities or obligations of Seller relating to the payment of Taxes which shall survive until the applicable statute of limitations shall have expired.

         (b) No action or proceeding may be brought with respect to any of the representations, warranties, covenants or agreements set forth in this Agreement, unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty, covenant or agreement, shall have been delivered to the party alleged to have breached such representation, warranty, covenant or agreement prior to the expiration of the survival time set forth for such representation, warranty, covenant or agreement in Section 10.1(a) and Section 10.1(e).

         (c) In calculating any amount of loss payable to Seller pursuant to Section 10.2(a) or payable to Buyer pursuant to Section 10.2(b) or
Section 10.3, amounts shall not be included for special damages, consequential damages, incidental damages, lost profits, damages for lost business opportunity, punitive damages or exemplary damages.

         (d) Notwithstanding any provision to the contrary contained in this Agreement, neither Buyer nor Seller shall make any claim against the other party for any breach of representation, warranty, covenant or agreement under this Agreement until the dollar amount of all loss to such other party for such breaches suffered after the Closing, shall exceed in the aggregate the amount of $50,000, and, if such amount is exceeded, Buyer or Seller, as the case may be, shall be required to pay the entire amount of such aggregate loss to the other party for all such breaches; PROVIDED, HOWEVER, that a party's obligation and liability for any and all breaches of the representations, warranties, covenants and agreements set forth in this Agreement shall not exceed in the aggregate an amount equal to the Purchase Price, and PROVIDED FURTHER, HOWEVER, that the indemnities of Seller with respect to any Claims against any of the Buyer Indemnified Parties relating to Seller's failure to satisfy the Retained Liabilities and of Buyer with respect to any Claims against any of the Seller Indemnified Parties relating to Buyer's failure to satisfy the Assumed Liabilities, respectively, shall be absolute and unconditional obligations of Seller and Buyer, respectively, and shall not be subject to the thresholds and limitations set forth in this Article X.

         (e) Those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Closing, including those pursuant to
Section 10.3, shall survive in accordance with their terms.

         SECTION 10.2. GENERAL INDEMNIFICATION BY BUYER OR SELLER.

         (a) From and after the Closing Date, Buyer shall indemnify and hold harmless Seller, Seller's Affiliates, and each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "SELLER INDEMNIFIED PARTIES") (i) subject to the applicable notification and timing requirements and the other limitations provided in Section 10.1, from and against any and all Covered Liabilities arising out of any breach of any representation or warranty or of any covenant or agreement which survives the Closing made by Buyer under this Agreement, (ii) from and against any and all Covered Liabilities arising out of the failure of Buyer to pay, discharge or perform any of the Assumed Liabilities, and (iii) the operation of the Business by Buyer after the Closing Date.

         (b) From and after the Closing Date, Seller shall indemnify and hold harmless Buyer, Buyer's Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "BUYER INDEMNIFIED PARTIES") from and against (i) subject to the applicable notification and timing requirements and other limitations and obligations provided in Sections 10.1 and 10.3, any and all Covered Liabilities arising out of any breach of any representation or warranty or of any covenant or agreement which survives the Closing made by or on behalf of Seller under this Agreement, and (ii) any and all Covered Liabilities arising out of the failure of Seller to pay, discharge or perform any of the Retained Liabilities.

         (c) Except as may otherwise be provided herein, indemnification pursuant to this Article X shall be the exclusive remedy for any breach by either party of any representation or warranty contained in this Agreement.

         SECTION 10.3. ENVIRONMENTAL INDEMNIFICATION BY SELLER.

         (a) Subject to the applicable limitations provided in Section 10.1 and this Section 10.3 and the obligations of Buyer set forth in this Section 10.3, for a period of two (2) years from and after the Closing Date, Seller shall indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Covered Liabilities to the extent arising out of (i) the breach of any of the representations and warranties contained in Section 3.12, (ii) the treatment, storage or disposal, prior to the Closing Date, of Hazardous Materials, and (iii) the presence of Hazardous Materials in the fixtures, structures, soil, groundwater or air to the extent that the presence of such Hazardous Materials occurred prior to the Closing Date.

         (b) Seller's liability under this Section 10.3 shall be subject to the following:

                           (i)      With respect to any Covered Liability which
is the subject of Section 10.3(a) arising out of the release of any Hazardous Materials prior to the Closing Date at the Dixie Facilities:

                                     (A) With respect to conditions where Seller
                           agrees that it has liability upon presentation of a sufficient claim by Buyer, Seller shall have the option to either:

                                         (1) cause the necessary remediation to
                                 be accomplished at Seller's direction and expense using Seller's personnel, consultants, and/or contractors, in accordance with the provisions of Section 10.3(b)(i)(E), in which event Buyer shall furnish necessary access to the facility and shall make available (to the extent it does not unreasonably interfere with Buyer's business or operations and at Seller's cost and expense) utilities and like services required to enable Seller's personnel, consultants, and contractors to perform their work, and shall promptly comply with all reasonable requests by such personnel, consultants, and contractors relating to the remediation work, at the expense of Seller (which expense shall be credited toward the aggregate liability of Seller for purposes of the limitations set forth in Section 10.1) (PROVIDED that, any remediation performed by Seller or at Seller's direction, shall be performed in a manner that does not unreasonably interfere with Buyer's operations; PROVIDED FURTHER, HOWEVER, that Buyer acknowledges that some interference with those operations is unavoidable and Buyer hereby irrevocably waives any claims against Seller arising out of any such reasonable interference); or

                                         (2) require Buyer to accomplish the
                                 remediation at Buyer's direction using Buyer's personnel, consultants, and/or contractors, PROVIDED, HOWEVER, that as a precondition Seller shall have delivered to Buyer, prior to the initiation of any such remediation, cash funds or a letter of credit (from a financial institution and containing such terms and conditions as are reasonably acceptable to Buyer), in an amount estimated by an environmental consultant acceptable to Buyer and Seller to cover all reasonable expenses to be incurred by Buyer in connection with that remediation (which funds shall be credited toward the aggregate liability of Seller for purposes of the limitations set forth in
                                 Section 10.1).

                                         (B) (1) With respect to conditions
                                 where Seller does not agree that it has
                                 liability or where Buyer presents a deficient claim, then Seller shall have the same options as described in Section 10.3(b)(i)(A), except that Seller shall have no obligation to deposit with Buyer any cash funds or letter of
                                 credit under Section 10.3(b)(i)(A)(2) and neither party shall have any obligation to reimburse the other party for any cost or expense incurred by such other party in connection with the remediation until and unless there has been a final resolution of the relative liabilities of the parties thereto by mutual agreement or under the provisions of
                                 Section 11.13. Either party may initiate arbitration under the provisions of Section
                                 11.13 with respect to any claim under this
                                 Section 10.3(b)(i)(B)(1) at any point, whether prior to or after commencement of remediation.

                                         (2) In any situation covered by this
                                 Section 10.3, the party conducting the
                                 remediation work shall indemnify each of the Seller Indemnified Parties or the Buyer Indemnified Parties, as the case may be, from and against any Covered Liabilities arising from any third-party claims for personal injury or property damage from the performance of the remediation work, whether based upon negligence, strict liability or any other theory of recovery in either law or equity.

                                 (C) Seller's liability to remediate
                           contamination or to indemnify Buyer and the Buyer Indemnified Parties therefor under this Section 10.3 shall be limited to conditions or matters which constitute a breach of the representations and warranties contained in Section 3.12.

                                 (D) Except as required by law or with
                           the express prior written consent of Seller in each instance, or unless Buyer determines in the exercise of its reasonable business judgment that such action is necessary to prevent Hazardous Materials contamination or liability for Buyer related to Hazardous Materials contamination that constitutes Covered Liabilities, Buyer shall not take action or fail to take action which has the effect of triggering, accelerating, or expanding Seller's liability to remediate any contamination (or to pay for such remediation). Notwithstanding any other provision herein, Seller shall have no liability for, and Buyer shall indemnify and hold Seller Indemnified Parties harmless against, any breach by Buyer of this
                           Section 10.3(b)(i)(d).

                                 (E) The party directing any remediation work
                           shall deliver all workplans to the other party for prior written approval not to be unreasonably withheld or delayed, provide the other party with reasonable notice prior to commencing any remediation work, require that consultants and contractors obtain insurance in the types and amounts reasonably appropriate considering the scope and extent of the remediation work, permit representatives of the other party to observe the remediation work at all reasonable times and in a manner which does not unreasonably interfere with the progress of the remediation, perform all remediation work in accordance with all applicable laws, dispose of all Hazardous Materials generated in connection with such remediation work in the name of such party, and promptly furnish to the other party copies of all reports concerning the remediation (including forecasts of expenditures, budgets, and other financial information) which may be prepared by or for the party performing the remediation and all correspondence to or from environmental agencies concerning the remediation or the condition being remediated. All reports, other than those given to a Government Authority, shall be treated as confidential by the party receiving such reports and shall not be disclosed to third parties. All contractors performing any remediation work on behalf of Seller shall, as a precondition to performing any such work, deliver to Buyer a written waiver, in form and substance satisfactory to Buyer, of all rights to assert any liens or claims against Buyer or any of its properties. The review, oversight and other expenses incurred by the party not performing the remediation work, whether payable to environmental consultants, contractors or otherwise, shall not be considered Covered Liabilities and shall not be subject to reimbursement by the other party.

                                    (F) Seller shall have no responsibility and
                           shall bear no cost to remediate any condition of contamination to a greater degree or extent than that which is required by applicable Hazardous Substances Laws.

                           (ii) With respect to any Covered Liability arising out of any alleged, actual or threatened contamination at a site which is not, and has not been, a facility operated by the Business, or arising out of the inclusion of any facility, whether operated by the Business or not, as part of a multi-party CERCLA (or state superfund) site, then:

                                    (A) Notwithstanding any other provision in
                           this Agreement to the contrary, Seller's liability shall be limited to those matters as to which Buyer shall, by the second (2nd) anniversary of the Closing Date, have given Seller notice specifying in reasonable detail the basis on which liability arising from the operation of the Business prior to the Closing Date is claimed; PROVIDED, HOWEVER, that Seller shall have no liability whatsoever, unless Buyer shall have given Seller prompt notice upon receiving a claim or notice from the U.S. Environmental Protection Agency (the "EPA") or any other Government Authority or upon learning of facts that could give rise to such a claim; and

                                    (B) If either Buyer or Seller is named in
                           the claim or notice, Buyer and Seller shall each cooperate and assist the other in the investigation and defense of any indemnified claims by the EPA or any other Government Authority or other Person and shall furnish such information relating to the claim as may be reasonably requested by the other party. Each party shall permit representatives of the other party to interview such party's personnel and to examine and copy all non-confidential records of the Business which may be relevant to the defense of any such claim.

                           (iii) For purposes of the reimbursement obligations described in this Section 10.3, "promptly" shall mean payment in immediately available funds within thirty (30) days after receipt from any of the Seller Indemnified Parties or Buyer Indemnified Parties, as the case may be, of a demand for indemnity payment or reimbursement, or if such demand is contested, within thirty (30) days of resolution of such conflict in the demanding party's favor by mutual agreement or under the procedures of Section 11.13. If Seller or Buyer should fail promptly to pay a valid reimbursement claim when made, or should pay a claim subsequently determined not to have been valid, then the unpaid sum or the wrongfully paid sum, as the case may be, shall bear simple interest at a rate of nine percent (9%) per annum from the date on which payment was due, in the case of an unpaid claim, and from the date on which payment was made, in the case of a wrongfully paid claim, until payment is made.

                           SECTION 10.4. THIRD PARTY CLAIMS. If a claim by a
third party is made against an indemnified party (i.e., a Seller Indemnified Party or a Buyer Indemnified Party), and if such indemnified party intends to seek indemnity with respect thereto under this Article X, such indemnified party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail. The indemnifying party shall have thirty
(30) days (or such shorter period as may be necessary to prevent the loss of any rights or claims) after receipt of such notice to undertake, through counsel of its own choosing (subject to the reasonable approval of the indemnified party) and at its own expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; PROVIDED, HOWEVER, that the indemnified party may participate in such settlement or defense through counsel chosen by such indemnified party, PROVIDED that the fees and expenses of such counsel shall be borne by such indemnified party. The indemnified party shall have the right to pay or settle any such claim, PROVIDED that in such event it shall waive any right to indemnity therefor by the indemnifying party unless the indemnifying party has consented in writing to such payment or settlement. If the indemnifying party does not notify the indemnified party within thirty (30) days (or such shorter period as may be necessary to prevent the loss of any rights or claims) after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                           SECTION 10.5. BULK SALES WAIVER; INDEMNIFICATION.
Buyer hereby waives compliance by Seller with the provisions of any applicable "bulk sales" or similar laws, subject to the indemnity of Seller contained in this Section 10.5. Seller hereby agrees to indemnify, defend, and hold harmless Buyer and the Buyer Indemnified Parties from and against any and all claims, liabilities, damages, losses, actions, causes of action, costs, fees and expenses, including, without limitation, court costs and attorney's fees, in any way arising out of any "bulk sales" or similar laws applicable to the Asset Purchase, unless the claim relates to an Assumed Liability. Seller acknowledges and agrees that the agreements of Seller contained in this Section 10.5 shall be absolute and unconditional obligations of Seller and shall not be subject to the thresholds, deductibles and limitations set forth in Article X of this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1. USE OF NAME. Buyer acknowledges that, from and after the Closing Date, Seller and the Seller's Affiliates have the absolute and exclusive proprietary right to each of the Excluded Names, by itself or in combination with any other name, and that none of the rights thereto or goodwill represented thereby or pertaining thereto are being transferred hereby or in connection herewith. Buyer agrees that from and after the Closing Date, it will not, nor will it permit any of its Affiliates to, use any name, phrase or logo incorporating the Excluded Names in or on any of its literature, sales materials or products or otherwise in connection with the sale of any products or services, except as permitted in accordance with the terms of the License Agreement; PROVIDED, HOWEVER, that nothing contained in this Section 11.1 shall be construed to restrict the use by Buyer of the use of any of the Included Names.

                  SECTION 11.2. NON-ASSIGNABLE UNDERTAKINGS AND RIGHTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any claim, contract, license, permit, lease, commitment, sales order or purchase order which would otherwise be assigned hereunder if any attempted assignment thereof without the consent of the other party thereto or the grantor thereof would constitute a breach thereof or would in any way affect the rights of Seller thereunder. If such consent is not obtained, Seller shall act as the agent for Buyer in order to obtain for Buyer the benefits thereunder. To the extent that consents or waivers are not obtained by Seller prior to Closing but Buyer elects to consummate the Asset Purchase, Seller and Buyer shall continue to seek such consents or waivers and to cooperate with each other to establish, to the extent practicable, arrangements that are reasonable and lawful as to both Seller and Buyer, and which result in the benefits and obligations under such assumed contracts, leases and permits being apportioned in a manner that is in accordance with the purpose and intention of this Agreement.

                  SECTION 11.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 11.3, PROVIDED receipt of copies of such counterparts is confirmed.

                  SECTION 11.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

                  SECTION 11.5. ENTIRE AGREEMENT. This Agreement (including agreements incorporated herein), and the Schedules and Exhibits hereto supersede any and all previous agreements and understandings between the parties (including, without limitation, that certain Letter Agreement dated May 31, 1996, between Seller and ASC Acquisition Partners, L.P.,

Buyer's predecessor in interest, d/b/a "Aviation Sales Company"), and contain the entire agreement between the parties with respect to the subject matter of this Agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except for Sections 10.2, 10.3 and 10.4, which are intended to benefit, and to be enforceable by, any of the Seller Indemnified Parties and the Buyer Indemnified Parties, as the case may be, this Agreement is not intended to confer upon any Person not a party hereto (other that the successors and assigns of the parties hereto as permitted by Section 11.8) any rights or remedies hereunder and no other Person, including any present or future employees of Buyer or Seller, shall be treated as a third-party beneficiary of any of the provisions of this Agreement.

                  SECTION 11.6. EXPENSES. Except as set forth in this Agreement, whether or not the Asset Purchase is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  SECTION 11.7. NOTICES. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Seller shall be addressed to:

                           Dixie Bearings, Incorporated
                           3600 Euclid Avenue
                           Cleveland, Ohio 44115
                           Attn:  Mr. John R. Whitten
                           Vice President Finance & Treasurer
                           Telecopy Number: (216) 881-7744

                           with a copy to:

                           Squire, Sanders & Dempsey
                           4900 Key Tower
                           127 Public Square
                           Cleveland, Ohio 44114
                           Attn: David A. Zagore, Esq.
                           Telecopy Number: (216) 479-8793

or at such other address and to the attention of such other Person as Seller may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

                           Aviation Sales Company
                           6905 N.W. 25th Street
                           Miami, Florida 33122
                           Attention: Dale S. Baker, President
                           Telecopy Number: (305) 599-6610

                           with a copy to:

                           Boyar, Simon & Miller
                           4265 San Felipe, Suite 1200
                           Houston, Texas 77027
                           Attention: J. William Boyar, Esq.
                           Telecopy Number: (713) 552-1758

or at such other address and to the attention of such other Person as Buyer may designate by written notice to Seller.

                  SECTION 11.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto. Notwithstanding the provisions of the first sentence of this Section 11.8, (a) on or after the Closing Date, Seller shall be entitled to assign all of its rights and obligations to any successor entity that may acquire all or substantially all its assets or business, by merger or otherwise, without the prior written consent of Buyer, and (b) this Agreement, and all agreements, documents and instruments contemplated hereby, may be assigned by Buyer to (i) financial institutions (for the purposes of granting security interests herein), and or (ii) any successor entity that may acquire all or substantially all its assets or business, by merger or otherwise (for the purposes of assigning the Buyer's interest herein and therein) without the prior written consent of the Seller, provided that no such assignment shall relieve Buyer of its obligations hereunder; PROVIDED FURTHER that any assignee of any assignment shall be subject to all claims of offset and all defenses that may be asserted by the other party to this Agreement against the assignor to such assignment; PROVIDED, FURTHER, Buyer shall not assign any such agreements to a competitor of Seller or its Affiliates without the prior written consent of Seller.

                  SECTION 11.9. HEADINGS; DEFINITIONS. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                  SECTION 11.10. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all parties hereto. Any party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                  SECTION 11.11. INTERPRETATION; ABSENCE OF PRESUMPTION.
         (a) For the purposes of this Agreement, (i) "to Seller's knowledge" shall mean the actual knowledge of Seller's executive officers after due inquiry, which may be satisfied by consultation with the Business's executive officers, (ii) "to Buyer's knowledge" shall mean the actual knowledge of Buyer's executive officers after due inquiry, which may be satisfied by consultation with Buyer's executive officers, (iii) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (iv) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (v) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (vi) the word "or" shall not be exclusive, and (vii) provisions shall apply, when appropriate, to successive events and transactions.

         (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                  SECTION 11.12. SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions of this Agreement.

                  SECTION 11.13. SETTLEMENT OF DISPUTES.

         (a) Except as provided in Section 2.8(b) and Section 11.13(c), any dispute or controversy between the parties hereto arising from or relating to this Agreement or the construction, validity, interpretation, meaning, performance, non-performance, enforcement, operation or breach of this Agreement shall be submitted to mediation, and if such mediation is unsuccessful then to mandatory, final and binding arbitration. If there arises any dispute or controversy arising from or relating to this Agreement in connection with which a party seeks to impose personal liability upon a Seller Indemnified Party or a Buyer Indemnified Party, the Seller Indemnified Party or the Buyer Indemnified Party against whom such claim is made has the right, but is not required, to require that such dispute or controversy be submitted to mediation, and if such mediation is unsuccessful then to mandatory, final and binding arbitration, in accordance with the provisions of this Section 11.13. Prior written notice of any dispute or controversy described in the preceding sentence shall be delivered to the Seller Indemnified Party or to the Buyer Indemnified Party, who, within ten (10) days after delivery of the notice, shall deliver to the demanding party a written statement of whether the mediation and arbitration provisions of this Section 11.13 are elected. If the written response of the Seller Indemnified Party or the Buyer

Indemnified Party is not timely delivered to the claiming party, the provisions of this Section 11.13 shall not apply to such dispute or controversy.

         (b) Any mediation or arbitration under this Agreement shall take place pursuant to the following procedures:

                           (i) If a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand mediation. The notice shall briefly state the matter in controversy.

                           (ii) If the parties do not resolve the dispute within ten (10) days after delivery of the notice of mediation, either party may request that Judicial Arbitration and Mediation Service ("JAMS") (or similar mediation service of a similar national scope if JAMS no longer then exists) appoint an independent mediator, who shall serve as mediator for all purposes hereof. Each party shall pay one-half of the cost of the mediator's services, in advance upon request by the mediator or any party.

                           (iii) Within ten (10) days after appointment of the mediator, the mediator shall schedule a meeting among the parties and the mediator for the purpose of mediating the dispute. If the parties do not resolve the dispute with thirty (30) days after appointment of the mediator, the dispute shall be resolved in arbitration and either party may, in a written notice delivered to the other party, demand arbitration. The notice shall name and appoint an arbitrator selected by the party demanding arbitration.

                           (iv) Within thirty (30) days after receiving a demand for arbitration, the receiving party shall, in a written notice delivered to the demanding party, name and appoint its own arbitrator. If the receiving party fails to name and appoint an arbitrator timely, then an arbitrator shall be appointed for the receiving party by the Senior United States District Judge for the United States District Court in Atlanta, Georgia. The two arbitrators so appointed shall appoint a third arbitrator within thirty (30) days, and the appointment may be made either by agreement of the two arbitrators or by the Senior United States District Judge for the United States District Court in Atlanta, Georgia at the request of the two arbitrators.

                           (v) Each party shall bear its own arbitration fees, costs and expenses; PROVIDED, HOWEVER, that fees, costs and expenses associated with judicial proceedings may be awarded by a court under
         Section 11.13(b)(vii). The arbitration hearing shall be held in Atlanta, Georgia at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the American Arbitration Association, as supplemented hereby, shall apply to the arbitration. The substantive laws of the State of New York (excluding conflict of laws provisions) shall also apply to the arbitration.

                           (vi) The arbitration hearing shall be concluded within ten (10) days unless otherwise ordered by a majority of the arbitrators, and the award thereon shall be made within fifteen (15) days after the close of submission of evidence. An award rendered by a majority of the arbitrators shall be final and binding on all parties to the proceeding and non-appealable, and judgment on the award may be entered by either party in a court of competent jurisdiction.

                           (vii) The parties stipulate that the provisions of this Section 11.13 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement between the parties, and the parties waive any right to have the award of the arbitrators appealed. The arbitration provisions of this Agreement shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement. Should any party institute judicial proceedings seeking to avoid the mediation or arbitration provisions of this Agreement, or should any party in judicial proceedings unsuccessfully contest an arbitration award rendered under this Section 11.13, the other party shall be entitled to recover reasonable attorney's fees, costs and expenses associated with the judicial proceedings, with the amount of attorney's fees, costs and expenses to be determined by the court. If a party fails to comply with the terms of an arbitration award made under this Agreement, the other party shall be entitled to recover reasonable attorney's fees, costs and expenses incurred in seeking judicial confirmation of the award, with the amount of attorney's fees, costs and expenses to be determined by the court. Failure to comply with the terms of an arbitration award shall include without limitation the failure to pay the full amount due under an arbitration award within the time specified in the arbitration award.

Neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other party; nor may any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

         (c) EMERGENCY RELIEF. Notwithstanding anything in this Section 11.13 to the contrary, either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

                           (i) JURISDICTION. In connection only with the provisions of Section 11.13, each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court in Atlanta, Georgia and, if such court does not have jurisdiction, of the courts of the State of Georgia in Fulton County, for the purposes of any Action arising out of this Agreement or the subject matter of this Agreement brought by any other party under
         Section 11.13 of this Agreement.

                           (ii) WAIVER OF DEFENSES. In connection only with the provisions of this Section 11.13, to the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action under

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

         this Section 11.13, any claim (A) that it is not personally subject to the jurisdiction of the above-named courts, (B) that the Action is brought in an inconvenient forum, (C) that it is immune from any legal process with respect to itself or its property, (D) that the venue of the suit, action or proceeding is improper, or (E) that this Agreement or the subject matter of this Agreement may not be enforced in or by such courts.

                           (iii) SERVICE OF PROCESS. In connection only with the provisions of this Section 11.13, Buyer and Seller agree that, even if at any time during the term of this Agreement Buyer is not qualified to do business as a foreign corporation in the State of Georgia, or Seller is not qualified to do business as a foreign corporation in the State of Georgia, Buyer and Seller each shall and do hereby irrevocably designate and appoint the Secretary of State of the State of Georgia as its agent for service of process in any Action with respect to any matter as to which it submits to jurisdiction as set forth above; it being agreed that any method of service upon such agent, with a copy sent to Buyer or Seller, as the case may be, in the manner set forth in
         Section 11.7, shall constitute valid service upon Buyer or Seller, as the case may be.

                           (iv) JUDICIAL RELIEF FOR BREACH OF NON-SOLICITATION PROVISIONS. Notwithstanding anything in this Section 11.13 to the contrary, a dispute or controversy relating to a violation or threatened violation of Section 6.4(c) of this Agreement shall not be subject to the mediation and arbitration provisions of this Section 11.13, and either party may seek from a court of law any available judicial remedy, whether legal or equitable (including but not limited to injunctive relief and damages), based on a breach or threatened breach of Section 6.4(c) of this Agreement.

                  SECTION 11.14. WAIVER OF CONSUMER PROTECTION LAWS.

         (a) BUYER HEREBY WAIVES ANY ACTIONS OR REMEDIES TO THE EXTENT AVAILABLE TO IT UNDER THE FLORIDA CONSUMER PROTECTION LAWS, FLA. LAWS CH. 501.

         (b) BUYER HEREBY WAIVES ANY ACTIONS OR REMEDIES TO THE EXTENT AVAILABLE TO IT UNDER THE UNIFORM DECEPTIVE TRADE PRACTICES ACT, GA. CODE ANN. ss. 10-1-370, ET SEQ., AND THE FAIR BUSINESS PRACTICES ACT, GA. CODE ANN. ss. 10-1-390, ET. SEQ.

                  SECTION 11.15. SURVIVAL. The disclaimers, waivers, releases, renunciations and other rights and obligations of the parties under Sections
3.19 and 11.14 of this Agreement shall survive forever and shall specifically survive any transfer of title or possession of any Purchased Inventory, any termination or expiration of this Agreement or any impossibility of performance of this Agreement or frustration of purpose of this Agreement.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

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

         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the Effective Date.

                                        DIXIE BEARINGS, INCORPORATED

                                        By: /s/ JOHN R. WHITTEN
                                           -------------------------------------
                                                John R. Whitten, Vice President
                                                Finance and Treasurer

                                        AVIATION SALES BEARINGS COMPANY

                                        By: /s/ DALE S. BAKER
                                           -------------------------------------
                                                Dale S. Baker, President

                   Signature Page to Asset Purchase Agreement
                                 By and Between
                        Dixie Bearings, Incorporated and
                         Aviation Sales Bearings Company

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